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                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
            EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)

     Filed by the Registrant    [X]

     Filed by a Party other than the Registrant    [ ]

     Check the appropriate box:

     [X]  Preliminary Proxy Statement   [ ]  Confidential, For Use of the
                                             Commission Only (as Permit-
     [ ]  Definitive Proxy Statement         ted by Rule 14a-6(e) (2))

     [ ]  Definitive Additional Materials

     [  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        WOLVERINE WORLD WIDE, INC.
             (Name of Registrant as Specified in its Charter)

---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          -----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------

          (5)  Total fee paid:
          -----------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:
          -----------------------------------------------------------------
          (2)  Form, schedule or registration statement no.:
          -----------------------------------------------------------------
          (3)  Filing party:
          -----------------------------------------------------------------
          (4)  Date filed:
          -----------------------------------------------------------------

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
                     [WOLVERINE WORLD WIDE, INC. LOGO]
                        9341 COURTLAND DRIVE, N.E.
                         ROCKFORD, MICHIGAN 49351

                         NOTICE OF ANNUAL MEETING

TO OUR STOCKHOLDERS:

     The annual meeting of stockholders of Wolverine World Wide, Inc. will be held at the Holiday Inn Crowne Plaza, 5700 28th Street, S.E., Grand Rapids, Michigan, on Wednesday, April 16, 1997, at 10 a.m. local time, for the following purposes:

     (1) Election of 4 directors for three-year terms expiring in 2000.

     (2) Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     (3)  Approval of the 1997 Stock Incentive Plan.

     (4)  Approval of the Executive Short-Term Incentive Plan (Annual Bonus
          Plan).

     (5) Approval of the Executive Long-Term Incentive Plan (Three-Year Bonus Plan).

     (6) Ratification of the Board of Directors' appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

     (7) Transaction of such other business as may properly come before the meeting.

     Stockholders of record at the close of business March 1, 1997, are entitled to notice of and to vote at the meeting or any adjournment of the meeting. A list of stockholders entitled to receive notice of and vote at the annual meeting of stockholders will be available for examination by Wolverine World Wide, Inc. stockholders at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503, during ordinary business hours for the ten-day period before the meeting.

     A copy of the Annual Report to Stockholders for the year ended December 28, 1996, is enclosed with this Notice. The following Proxy

Statement and enclosed Proxy are being furnished to stockholders on and after March 14, 1997.

                              By Order of the Board of Directors



                              Blake W. Krueger, EXECUTIVE VICE PRESIDENT,
                              GENERAL COUNSEL AND SECRETARY
March 14, 1997


      YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                        WOLVERINE WORLD WIDE, INC.
                        9341 COURTLAND DRIVE, N.E.
                         ROCKFORD, MICHIGAN 49351


                      ANNUAL MEETING OF STOCKHOLDERS


                              APRIL 16, 1997

                              PROXY STATEMENT


     This Proxy Statement and the enclosed proxy are being furnished to holders of Common Stock, $1.00 par value, of Wolverine World Wide, Inc. ("Wolverine" or the "Company") on and after March 14, 1997, in connection with the solicitation by the Wolverine Board of Directors of proxies for use at the annual meeting of stockholders to be held on April 16, 1997, and any adjournment of that meeting. The annual meeting will be held at the Holiday Inn Crowne Plaza, 5700 28th Street, S.E., Grand Rapids, Michigan, at 10 a.m. local time.

     The purpose of the annual meeting is to consider and vote upon: (i) the election of 4 directors for three-year terms expiring in 2000; (ii) approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iii) approval of the 1997 Stock Incentive Plan; (iv) approval of the Executive Short-Term Incentive Plan (Annual Bonus Plan); (v) approval of the Executive Long-Term Incentive Plan (Three-Year Plan); and (vi) ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the current fiscal year. If a proxy in the enclosed form is properly executed and returned to Wolverine, the shares represented by the proxy will be voted at the annual meeting and any adjournment of that meeting. If a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this Proxy Statement, for approval of the amendment to the Company's Certificate of Incorporation, for approval of the 1997 Stock Incentive Plan, for approval of the Executive Short-Term Incentive Plan (Annual Bonus Plan), for approval of the Executive Long-Term Incentive Plan (Three-Year Plan), for ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for its current fiscal year and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

     A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company or by attending and voting at the annual meeting.


                           ELECTION OF DIRECTORS

     In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated the following 4 nominees for election as directors for three-year terms expiring at the 2000 annual meeting:

                            Alberto L. Grimoldi
                             Joseph A. Parini
                                Joan Parker
                           Elizabeth A. Sanders

     A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

     All of the nominees are presently directors of the Company whose terms will expire at the annual meeting. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Wolverine Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS



               AMENDMENT OF THE CERTIFICATE OF INCORPORATION

     The Board of Directors proposes to amend the Fourth Article of the Company's Certificate of Incorporation to increase the Company's authorized capital stock from 42,000,000 shares, of which 40,000,000 are shares of common stock, $1.00 par value per share ("Common Stock"), to 82,000,000 shares, of which 80,000,000 would be shares of Common Stock. The purpose of the amendment is to provide additional shares for possible future issuance.

     As of March 1, 1997, there were __________ authorized shares of Common Stock issued and outstanding, excluding __________ shares of treasury stock. If all outstanding stock options were exercised, there would be approximately __________ shares of Common Stock issued and outstanding.

     The Board of Directors believes that it is advisable to have additional authorized shares of Common Stock available for possible future stock splits and dividends, public or private offerings of Common Stock or securities convertible into Common Stock, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed. For example, the Company currently does not have enough authorized capital stock for the Board of Directors to declare a three-for-two stock split. The Company previously declared three separate three-for-two stock splits effective August 16, 1996, May 15, 1995, and April 14, 1994. Authorized shares of Common Stock, or funds raised in a public or private offering of shares, may also be used for acquisition opportunities. Except for shares to be issued under the Company's stock plans, the Company does not have any present plans to issue additional shares of Common Stock.

     All of the additional shares resulting from the increase in the Company's authorized Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. The Company's authorized capital stock also includes, and will continue to include without increase, 2,000,000 shares of preferred stock, none of which is currently outstanding. Stockholders have no preemptive rights to acquire shares issued by the Company under its Certificate of Incorporation and stockholders would not acquire preemptive rights with respect to additional shares under the proposed amendment to the Company's Certificate of Incorporation. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance by the Company without further stockholder authorization.

     The proposed increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     The first paragraph of the Fourth Article of the Company's Certificate of Incorporation, as amended, would read as follows:

          FOURTH: The total number of shares that the corporation shall have authority to issue and have outstanding is Eighty-two

     Million (82,000,000) shares, of which Two Million (2,000,000) shares shall be Preferred Stock, par value One Dollar ($1.00) per share, and Eighty Million (80,000,000) shares shall be Common Stock, par value One Dollar ($1.00) per share.

       The affirmative vote of holders of a majority of shares entitled to vote at the annual meeting of stockholders is required to approve the proposed amendment to the Company's Certificate of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter. Therefore, shares of Common Stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                       CERTIFICATE OF INCORPORATION



                 APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

       The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. Therefore, to attract, retain and motivate officers and key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, on February 25, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Stock Incentive Plan
(the "Plan"). The Plan is meant to supplement and continue forward other stock incentive plans of the Company, which have been utilized by the Company for these purposes for over several decades, including the 1995 Stock Incentive Plan (the "1995 Plan"), the 1993 Stock Incentive Plan (the "1993 Plan") and the 1988 Stock Option Plan (the "1988 Plan") (collectively the "Current Plans"). As a result of the reorganization of the Company over the past several years, the related recruitment and reassignment of key management employees and the expectation that these activities will continue as the Company continues to grow, and because the Current Plans have limited authorized shares remaining for future awards and stock options (257,902 shares under the 1995 Plan, 1,462 shares under the 1993 Plan, and 6,609 shares under the 1988 Plan), the Board of Directors believes that adoption of the Plan is now advisable to make additional shares available for awards and stock options.

       Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), which was adopted in 1993 and implemented in phases through 1997, limits to $1,000,000 the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the 4 most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The proposed Plan is intended to provide performance-based compensation under Section 162(m) to permit compensation associated with stock options awarded under the Plan to be tax deductible while allowing, as nearly as practicable, the continuation of the Company's preexisting practices with respect to the award of stock options. It is anticipated that, if the Plan is approved by stockholders, all future awards of stock options to the Chief Executive Officer and the Company's 4 most highly compensated officers other than the Chief Executive Officer would be made under the Plan. It is anticipated that awards of stock options to other employees would first be made under the Current Plans until the shares authorized under such plans have been exhausted. As required by the regulations under Section 162(m), no participant in the Plan may be granted, with respect to any calendar year, awards representing more than 25% of the total number of shares of Common Stock available for awards under the Plan.

       It is contemplated that the Plan would be used to grant incentive stock options (as described below) and restricted stock in accordance with the past practice of the Company. Most of the options granted under the Current Plans have been incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with an exercise price equal to the market price of the stock on the date of the grant. However, the Plan would also permit the grant of other forms of long-term incentive compensation if determined to be desirable to advance the purposes of the Plan. These other forms of long-term incentive compensation include tax benefit rights and stock awards (together with stock options and restricted stock, collectively referred to as "Incentive Awards"). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, it is intended that the Plan would provide significant flexibility for the Company to design specific long-term incentives that would best promote the objectives of the Plan, and in turn promote the interests of the Company's stockholders.

       The following is a summary of the principal features of the Plan and is qualified in its entirety by reference to the terms of the Plan set forth in Appendix A to this Proxy Statement.

       Persons eligible to receive Incentive Awards under the Plan (with certain limitations discussed below) include corporate executive officers (currently 8 persons) and other officers and key employees (currently approximately 150 persons) of the Company and its subsidiaries in consideration of their ability to contribute to increased stockholder value. A maximum of 1,000,000 shares of the Company's Common Stock, would be available for Incentive Awards under the Plan (subject to certain antidilution adjustments). Additional individuals may become executive officers, officers or key employees in the future and could participate in the Plan. Executive officers, officers and key employees of the Company and its subsidiaries may be deemed to have an interest in the Plan because they may receive Incentive Awards under the Plan. The benefits payable under the Plan are presently not determinable and the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are similarly not determinable. The Plan would not be qualified under
Section 401(a) of the Code and would not be subject to the Employee Retirement Income Security Act of 1974.

       The Plan would be administered by the Compensation Committee of the Board of Directors (the "Committee") or such other committee as the Board would designate to administer the Plan. The Committee would consist of at least 2 members and all of its members would be "non-employee directors" as defined in Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined in the regulations issued under Section 162(m). The Committee would have full authority and discretion to interpret the Plan. The Committee would make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person (subject to the limit specified in the Plan), the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. No participant may be granted, during any calendar, Incentive Awards representing more than 25% of the total number of shares of Common Stock available for Incentive Awards under the Plan, subject to certain antidilution adjustments. The Committee could amend the terms of Incentive Awards granted under the Plan from time to time in a manner consistent with the Plan.

       The principal stock option features of the Plan provide that the Company may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Certain stock options that could be granted to employees under the Plan may qualify as Incentive Stock Options as defined in Section 422 of the Code ("Incentive Stock Options"). The Company has traditionally granted Incentive Stock Options to its officers and key employees as the primary form of long-term, equity-based incentive awards. Other stock options would not be Incentive Stock Options within the meaning of the Code ("Nonqualified Options"). Stock options could be granted at any time prior to the termination of the Plan according to its terms or termination of the Plan by action of the Committee or the Board of Directors. The Committee could award options for any amount of consideration, or no consideration, as may be determined by the Committee.

       The Committee would set forth the terms of individual grants of stock options in stock option agreements. The stock option agreements would contain terms, conditions and restrictions consistent with the provisions of the Plan that the Committee determined appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares. Incentive Stock Options granted by the Committee under the Current Plans generally vest in four installments over a three-year period subject to, among other things, the participant's continued employment with the
Company or the applicable subsidiary.    The terms could also provide for
automatic regrants of options, or "reloads," with respect to shares surrendered to the Company in connection with the exercise of an outstanding stock option or payment of taxes in connection with the vesting of restricted stock. The exercise price per share would be determined by the Committee and would be a price equal to or higher than the par value of Common Stock ($1.00 per share) on the date of grant. The Committee does not presently intend to grant any options at a price less than the market value of Common Stock on the date of grant. Incentive Stock Options must be at prices at least equal to market value on the date of grant. On March __, 1997, the closing price of Common Stock on the New York Stock Exchange was $______ per share. When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, with the consent of the Committee, shares of Common Stock or other consideration substantially equal to cash. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction. The Committee could also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms that the Committee approved. The Board of Directors could restrict or suspend the power of the Committee to permit such loans and could require that adequate security be provided.

       Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the Plan after the expiration of 10 years from the date it was granted. Stock options generally would be exercisable for limited periods of time in the event a stock option holder dies, becomes disabled or is terminated without cause. If a stock option holder is terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options unless the Committee and the Board determine otherwise. If a stock option holder retires after age 60 or upon any other age determined by the Committee, the option holder could exercise options for the remainder of the terms of the options unless the terms of the option agreement or grant provide otherwise. Incentive Stock Options granted to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution. Any other stock option granted to a participant under the Plan would be transferable unless transfer is restricted by the terms of the grant or the applicable stock option agreement.

       For federal income tax purposes, the participant would not recognize income and the Company would not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least 1 year after the exercise of the stock option and at least 2 years after the grant of the stock option, the participant's basis would equal the exercise price and the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain. The Company would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an Incentive Stock Option, the tax deferral would be lost and the participant generally would recognize compensation income equal to the difference between the exercise price and the fair market value at the time of exercise. The Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

       Federal income tax laws provide different rules for Nonqualified Options. Under current federal income tax laws, a participant would not recognize any income and the Company would not receive a deduction at the time a Nonqualified Option is granted. If a Nonqualified Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise. The Company would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

       In addition to the authority to grant stock options under the Plan, the Committee could also grant tax benefit rights, which would be subject to such terms and conditions as the Committee determined appropriate. Although authorized under the Current Plans, the Company has never granted any such rights and presently has no intention to do so. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by the Company) upon exercise of a Nonqualified Option, or upon a disqualifying disposition of an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Committee provides otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the exercise price. Tax benefit rights could be issued under the Plan with respect to stock options granted not only under the Plan but also with respect to existing or future stock options awarded under any other plan of the Company that has been approved by the stockholders as of the date of the Plan.

       The Plan would also give the Committee authority to make stock awards. A stock award of the Company's Common Stock would be subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to shares of Common Stock received upon becoming the holder of record of the Common Stock. However, the Committee could impose restrictions on the assignment or transfer of Common Stock awarded under a stock award. The Company has previously granted stock awards for minimal numbers of shares to a limited number of persons in connection with short-term programs targeted at specific locations or profit centers as rewards for achieving preestablished sales or similar goals. The Company presently expects any future awards would be for similar numbers of shares and purposes.

       Finally, the Plan would allow the Committee to award restricted stock, subject to such terms and conditions that the Committee from time to time determined. As with stock option grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Restricted stock granted by the Committee generally vests in three installments over a five-year period, with 25% of the shares subject to an award vesting on the third anniversary of the date of the award, 25% of the shares vesting on the fourth anniversary and the remaining shares vesting on the fifth anniversary. Unless the Committee provides otherwise in a restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Committee for any reason other than death, disability, retirement (as defined in the Plan) or termination for cause, the participant's restricted stock would be entirely forfeited. If the participant's employment terminates during the restricted period by reason of death, disability or retirement, the restrictions on the participant's shares would terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock awarded to the participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the restricted period. All remaining shares would be forfeited and returned to the Company, unless the Committee provides otherwise. If the participant's employment is terminated for cause, the participant's restricted stock would be automatically forfeited unless the Committee and the Board determine otherwise. The Company has previously granted restricted stock awards pursuant to the 1993 Plan and the 1995 Plan.

       Without Committee authorization, a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Company or by will or the laws of descent and distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. Holders of restricted stock would enjoy all other rights of a stockholder with respect to restricted stock, including the right to vote restricted shares at stockholders' meetings and the right to receive all dividends paid with respect to shares of Common Stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

       Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant would not recognize income and the Company would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and the Company would receive a corresponding deduction.

       A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

       Compensation associated with most awards of restricted stock under the Plan would not, based upon the Company's past practices, qualify as performance-based compensation for purposes of Section 162(m) and would be subject to the $1,000,000 deductibility limit. However, if the Executive Long-Term Incentive Plan (discussed below) is approved by the stockholders, the Company believes that awards of restricted stock in connection with that plan would constitute performance-based compensation and would be exempt from the $1,000,000 deductibility limit imposed by Section 162(m).

       Upon the occurrence of a "change in control" of the Company (as defined in the Plan), all outstanding stock options would become immediately exercisable in full and would remain exercisable in accordance with their terms and all other outstanding Incentive Awards under the Plan would immediately become fully vested and nonforfeitable. In addition, the Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options would receive cash in an amount equal to the greater of the excess over the exercise price per share of each stock option of: (i) the highest sale price of the shares on the New York Stock Exchange immediately before the effective date of the change in control; or (ii) the price per share actually paid in connection with any change in control of the Company.

       If Incentive Awards are made under the Plan, the Company could withhold from any cash otherwise payable to a participant or require a participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding taxes. Tax withholding obligations could be satisfied by withholding Common Stock to be received upon exercise of an option or the vesting of restricted stock or by delivery to the Company of previously owned shares of Common Stock.

       The Board of Directors on the recommendation of the Committee could terminate the Plan at any time and could from time to time amend the Plan as it considered proper and in the best interests of the Company, provided that no amendment could impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification could become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operated to the benefit of the participant. Subject to stockholder approval, the Plan would take effect on April 16, 1997, and, unless terminated earlier by the Board of Directors, no awards could be made under the Plan after April 15, 2007.

       The Company intends to register shares covered by the Plan under the Securities Act of 1933 before any Incentive Award could be exercised.

       A simple vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter.
Therefore, shares of Common Stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Plan is not approved by the stockholders, no Incentive Awards will be made under the Plan to the Chief Executive Officer or any of the 4 most highly compensated executive officers (other than the Chief Executive Officer) under the Plan.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 APPROVAL OF THE 1997 STOCK INCENTIVE PLAN



            APPROVAL OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN

       The Board of Directors firmly believes that the Company's short-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. Therefore, to provide incentives and rewards for achievement of short-term business unit goals, on February 25, 1997, the Board of Directors adopted, subject to stockholder approval, the Executive Short-Term Incentive Plan (Annual Bonus Plan) (the "Annual Plan"). The Annual Plan is designed to provide executive officers and senior corporate and divisional officers and other key employees with the opportunity for bonuses based on the performance of the business unit to which the employee is assigned. The Annual Plan is intended to provide performance-based compensation under Section 162(m) and would be interpreted and administered to achieve that purpose. The Annual Plan would substantially replace the Company's historical annual bonus plan and is intended to formalize the Company's existing bonus practice, to the extent that those bonuses are based on corporate performance, to permit relevant bonuses to be deductible under Section 162(m). The Company intends to continue its established practice of paying annual incentive bonuses to officers based on individual performance goals. Participants in the Annual Plan may also receive cash bonuses from the Company under other bonus programs. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Annual Plan.

       The following is a summary of the principal features of the Annual Plan and is qualified in its entirety by reference to the terms of the Annual Plan set forth in Appendix B to this Proxy Statement.

       The Annual Plan is effective as of December 29, 1996. Adoption of the Annual Plan by the Board of Directors of the Company and payment of bonuses pursuant to the Annual Plan for 1997 are contingent upon approval of the Annual Plan by the stockholders of the Company. In the absence of such approval, the Annual Plan would be void.

       The Annual Plan would be administered by the Committee, or such other committee as the Board designates to administer the Annual Plan. The Committee would consist of at least 2 members and all of its members would be "non-employee directors" as defined in Rule 16b-3 issued under the Exchange Act and "outside directors" as defined in the regulations issued under Section 162(m). Except as limited by the Annual Plan, the Committee would have all of the express and implied powers and duties set forth in the Annual Plan and would have full authority and discretion to interpret the Annual Plan and to make all other determinations deemed necessary or advisable for the administration of the Annual Plan. The Committee could adopt such other rules, policies and forms for the administration, interpretation and implementation of the Annual Plan as it deemed advisable. All determinations, interpretations and selections made by the Committee regarding the Annual Plan would be final and conclusive.

       For each fiscal year, the Committee would select the executive officers (currently 8 persons), senior corporate and divisional officers and other key employees (currently approximately 170 persons) who would be participants for the year. The Committee could limit the number of executive officers and senior corporate and divisional officers and other key employees who would be Participants for a fiscal year. Selection as a participant for a fiscal year by the Committee would be limited to that fiscal year. An eligible executive officer or senior corporate or divisional officer or other key employee would be a participant for a fiscal year only if designated as a participant by the Committee for such fiscal year. The amount of bonus any individual will receive under the Annual Plan will depend upon corporate performance for each fiscal year and is not presently determinable. If the Annual Plan had been in effect for the Company's 1996 fiscal year and each individual named below had been designated to participate in the Annual Plan at the level at which each such person has been designated to participate for the Company's 1997 fiscal year, the following benefits would have been paid under the Annual Plan in 1996:

                             NEW PLAN BENEFITS

                    EXECUTIVE SHORT-TERM INCENTIVE PLAN
            NAME AND POSITION                                DOLLAR VALUE
            -----------------                                ------------
          Geoffrey B. Bloom, Chairman, Chief                 $  567,727
            Executive Officer and Director

          Steven M. Duffy, Executive Vice President          $  179,413

          V. Dean Estes, Vice President                      $  155,536

          Stephen L. Gulis, Jr., Executive Vice              $  170,214
            President, Chief Financial Officer and
            Treasurer

                                     -13-

          Timothy J. O'Donovan, President and Director       $  286,633

          Executive Group                                    $1,658,475

          Non-Executive Director Group                       $        0

          Non-Executive Officer Employee Group               $2,974,101

Executive officers and senior corporate and divisional officers and other key employees of the Company may be considered to have an interest in the Annual Plan because they may be designated as participants in the Annual Plan.

     The Committee would preestablish performance goals for each participant in the manner and within the time limits specified below. A target bonus goal would be established by the Committee (the "Target Bonus"), expressed as a percentage of the participant's base salary or a specified dollar amount. The Committee would then establish Incentive Bonus levels, expressed as a percent of the Target Bonus, that would be paid to the participant at specified levels of performance by the Company, division or profit center. "Incentive Bonus" as used in the Annual Plan would mean an annual bonus awarded and paid to a Participant for services to the Company during a fiscal year that is based upon achievement of preestablished financial objectives by the Company. The Committee would also establish any specific conditions under which an Incentive Bonus could be reduced or forfeited (but not increased).

     The Incentive Bonus levels described above could be expressed either as (i) a matrix of percentages of the Target Bonus that would be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the Target Bonus that would be paid at varying levels of performance.

     Performance would be determined by reference to profits and sales of the Company and/or its operating divisions or profit centers. Performance of the Company under the Annual Plan could be measured by:


     (i) achievement by the Company of specified, absolute levels of Company-wide profit before taxes, bonuses, and 401(k) Plan contributions, provided that such levels were greater than zero and substantially uncertain when specified;

     (ii) achievement by the Company of specified, absolute levels of Company-wide sales, provided that such levels were greater than zero and substantially uncertain when specified;

    (iii) achievement by an operating division or profit center of the Company of specified, absolute levels of profit before taxes, provided that such levels were greater than zero and substantially uncertain when specified;

     (iv) achievement by an operating division or profit center of the Company or specified, absolute levels of sales, provided that such levels were greater than zero and substantially uncertain when specified; or

     (v)  any combination of performance measures described above.


     Payment of an Incentive Bonus to a participant for a fiscal year under the Annual Plan would be entirely contingent upon achievement of the performance levels established by the Committee. All determinations to be made by the Committee for a fiscal year would be made by the Committee during the first 90 days of each fiscal year. An Incentive Bonus would be based solely upon objective criteria, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals were met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee would have authority to exercise reasonable discretion to interpret the Annual Plan and the criteria it would specify pursuant to the Annual Plan, it could not amend or waive such criteria after the 90th day of a fiscal year. The Committee would have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of performance in a manner that would directly or indirectly increase the Incentive Bonus for any participant for any fiscal year above the amount determined by the applicable objective standards established within the first 90 days of the fiscal year.

     The Incentive Bonus for each eligible participant for a fiscal year would be determined on the basis of the Target Bonus and performance criteria established by the Committee for the fiscal year. The Committee would determine, and would certify in writing prior to payment of the Incentive Bonus, that the Company performance for the fiscal year satisfied the criteria established by the Committee for the year.

     The Incentive Bonus otherwise payable to a participant for a fiscal year would be adjusted as follows. If a participant ceased to be a participant before the end of any fiscal year and more than 6 months after the beginning of such fiscal year because of death, normal or early retirement under the Company's retirement plan, as then in effect, or total disability under the Company's long-term disability plan, an award would be paid to the participant or the participant's beneficiary after the end of such fiscal year prorated as follows: the award, if any, for such fiscal year would be equal to 100% of the Incentive Bonus that the participant would have received if the participant had been a participant during the entire fiscal year, multiplied by the ratio of the participant's full months as a participant during that fiscal year to the 12 months in that fiscal year. Notwithstanding the foregoing, the Committee would have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to the Annual Plan. If an employee ceased to be a participant during any fiscal year, or prior to actual receipt of the award for a previous fiscal year because of the participant's termination of employment for any reason other than described above, the participant would not be entitled to any award for such fiscal year. The Incentive Bonus for any participant for a fiscal year, would not, in any event, exceed $1,500,000. The Incentive Bonus of each participant would be paid to the participant by the Company as soon as feasible following the final determination and certification by the Committee of the amount payable.

     The Board could terminate the Annual Plan at any time or could from time to time amend the Annual Plan as it deemed proper and in the best interests of the Company. No termination or amendment could impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any fiscal year prior to the year in which the termination or amendment was adopted or, if later, was effective. No amendment adopted after the first 90 days of a fiscal year could directly or indirectly increase any Incentive Bonus for that fiscal year. Except as otherwise provided in the Annual Plan and the applicable objective criteria established pursuant to the Annual Plan for determining the amount of any Incentive Bonus for a fiscal year, no Incentive Bonuses would be payable for the fiscal year in which the Annual Plan was terminated, or, if later, in which the termination was effective.

     Subject to earlier termination by the Board, the Annual Plan would terminate without action by the Board as of the date of the first meeting of stockholders held in 2002, unless reapproved by the stockholders. If reapproval occurred, the Annual Plan would terminate as of the end of the fifth year following reapproval or any subsequent reapproval. If the Annual Plan terminates due to lack of reapproval by the stockholders, any Incentive Bonuses paid for the fiscal year in which the Annual Plan terminates would be determined by the Committee and paid in accordance with the terms of the Annual Plan.

     A simple vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Annual Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter.
Therefore, shares of Common Stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Annual Plan is not approved by the stockholders, no Incentive Bonuses will be paid under the Annual Plan to the Chief Executive Officer or any of the most highly compensated executive officers (other than the Chief Executive Officer) under the Plan.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
            APPROVAL OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN



            APPROVAL OF THE EXECUTIVE LONG-TERM INCENTIVE PLAN

     The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. Therefore, to provide incentives and rewards for longer-term planning and decision making and the achievement of longer-term corporate performance goals, on February 25, 1997, the Board of Directors adopted, subject to stockholder approval, the Executive Long-Term Incentive Plan (the "Long-Term Plan"). The Long-Term Plan is designed to provide executive officers and key management employees the opportunity for additional compensation based upon the achievement of aggressive Company financial performance goals over a three-year period. The Long-Term Plan is meant to continue the long-term incentive bonus
policy that the Company has utilized for many years.   The primary purposes
of the Long-Term Plan are to provide a significant incentive to substantially improve the longer-term earnings performance of the Company and to foster cooperation among all business units. The target financial performance goals are ambitious in nature since they are set above budget and generally provide a significant challenge to management. The Long-Term Plan is intended to provide performance-based compensation under Section 162(m), and would be interpreted and administered to achieve that purpose. The Company intends to continue its established practice of paying incentive bonuses to officers based on individual performance goals. Participants in the Long-Term Plan may also receive cash bonuses from the Company under other bonus programs. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Long-Term Plan.

     The following is a summary of the principal features of the Long-Term Plan and is qualified in its entirety by reference to the terms of the Long-Term Plan set forth in Appendix C to this Proxy Statement.

     The Plan is initially effective as of December 29, 1996. Adoption of the Long-Term Plan by the Board of Directors of the Company and payment of bonuses pursuant to the Long-Term Plan would be contingent upon approval of the Long-Term Plan by the stockholders of the Company. In the absence of such approval, the Long-Term Plan would be void.

     The Long-Term Plan would be administered by the Committee, or such other committee as the Board designates to administer the Long-Term Plan. The Committee would consist of at least 2 members and all of its members would be "non-employee directors" as defined in Rule 16b-3 issued under the Exchange Act and "outside directors" as defined in the regulations issued under Section 162(m). Except as limited by the Long-Term Plan, the Committee would have all of the express and implied powers and duties set forth in the Long-Term Plan and would have full authority and discretion to interpret the Long-Term Plan and to make all other determinations deemed necessary or advisable for the administration of the Long-Term Plan. The Committee could adopt such other rules, policies and forms for the administration, interpretation and implementation of the Long-Term Plan as it deemed advisable. All determinations, interpretations and selections made by the Committee regarding the Long-Term Plan would be final and conclusive.

     The primary concept of the Long-Term Plan is to establish financial performance goals for each three-year time period for the Company. These periods would be overlapping. Performance periods would begin every fiscal year and end 3 full fiscal years later.

     For each three-year period, the Committee would select the executive officers (currently 8 persons) and other key management employees (currently approximately 30 persons) who would be participants for the three-year period. The Committee could limit the number of executive officers and key management employees who would be participants for a three-year period. Selection as a participant for a three-year period by the Committee would be limited to that three-year period. An eligible executive officer or key management employee would be a participant for a three-year period only if designated as a participant by the Committee for such three-year period. The amount of bonus any individual will receive under the Long-Term Plan will depend upon corporate performance for each three-year performance period and is not presently determinable. If the Annual Plan had been in effect for the Company's 1994-1996 performance period and each individual named below had been designated to participate in the Long-Term Plan at the level at which each such person has been designated to participate for the Company's 1997-1999 performance period, the following benefits would have been paid under the Annual Plan in 1996:

                             NEW PLAN BENEFITS

                    EXECUTIVE LONG-TERM INCENTIVE PLAN
            NAME AND POSITION                                DOLLAR VALUE
            -----------------                                ------------
          Geoffrey B. Bloom, Chairman, Chief                 $  407,573
            Executive Officer and Director

          Steven M. Duffy, Executive Vice President          $  131,952

          V. Dean Estes, Vice President                      $  115,435

          Stephen L. Gulis, Jr., Executive Vice              $  121,365
            President, Chief Financial Officer and
            Treasurer

          Timothy J. O'Donovan, President and Director       $  190,169

          Executive Group                                    $1,218,149

          Non-Executive Director Group                       $        0

          Non-Executive Officer Employee Group               $  749,711

Executive officers and other key management employees of the Company may be considered to have an interest in the Long-Term Plan because they may be designated as participants in the Long-Term Plan.

     The Committee would preestablish performance goals for each participant in the manner and within the time limits specified in the Long-Term Plan. For each participant in each three-year period, the Committee would specify a target bonus goal established by the Committee (the "Target Bonus"), expressed as a specified dollar amount or as a percentage of the participant's base salary, and Incentive Bonus levels, expressed as a percentage of the Target Bonus, that would be paid to the participant at specified levels of performance. "Incentive Bonus" as used in the Long-Term Plan would mean a bonus awarded and paid to a participant for services to the Company during a three-year period that is based upon achievement of preestablished financial objectives by the Company. The Committee could also specify any specific conditions under which an Incentive Bonus would be reduced or forfeited (but not increased).

     The Incentive Bonus levels described above could be expressed either as (i) a matrix of percentages of the Target Bonus that would be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the Target Bonus that would be paid at varying levels of performance.

     Performance would be determined by reference to the earnings per share of the Company. For purposes of the Long-Term Plan, the definition of "earnings per share" means the Company's net after-tax earnings per share of Common Stock after all expenses and taxes, except for payment of the Incentive Bonuses pursuant to the Long-Term Plan or any special one-time charges.

     Payment of an Incentive Bonus to a participant for a three-year period under this Plan would be entirely contingent upon the performance goals established by the Committee, the satisfaction of which would be substantially uncertain when established by the Committee for the three-year period. All determinations to be made by the Committee for a three-year period would be made by the Committee during the first 90 days of each three-year period. An Incentive Bonus would be based solely upon objective criteria, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals were met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee would have authority to exercise reasonable discretion to interpret the Long-Term Plan and the criteria it would specify pursuant to the Long-Term Plan, it could not amend or waive such criteria after the 90th day of a three-year period. The Committee would have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of performance in a manner that would directly or indirectly increase the Incentive Bonus for any participant for any three-year period above the amount determined by the applicable objective standards established within the first 90 days of the three-year period.

     The Incentive Bonus for each eligible participant for a three-year period would be determined on the basis of the Target Bonus and performance criteria established by the Committee for the three-year period. The Committee would determine, and would certify in writing prior to payment of any Incentive Bonus, that the Company performance for the three-year period satisfied the criteria established by the Committee for the three-year period.

     The Incentive Bonus otherwise payable to a participant for a three-year period would be adjusted as follows. If a participant ceased to be a participant before the end of any three-year period and more than 12 months after the beginning of such three-year period because of death, normal or early retirement under the Company's retirement plan, as then in effect, or total disability under the Company's long-term disability plan, an award would be paid to the participant or the participant's beneficiary after the end of such three-year period prorated as follows: the award, if any, for such three-year period would be equal to 100% of the Incentive Bonus that the participant would have received if the participant had been a participant during the entire performance period, multiplied by the ratio of the participant's full months as a participant during that performance period to the total number of months in that performance period. The award, if any, would only be made in the form of a cash payout and no shares of restricted stock would be awarded. Notwithstanding the foregoing, the Committee would have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to the Long-Term Plan. If an employee ceased to be a participant during any three-year period(s), or prior to actual receipt of the award for a previous period because of the participant's termination of employment for any reason other than described above, the participant would not be entitled to any award for such three-year period. If a participant continued in Wolverine's employment but no longer was approved by the Committee to participate in future three-year periods, the participant would be eligible for a prorated award determined in the same manner set forth above. Notwithstanding the foregoing, the Committee would have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to the Long-Term Plan.

     The Incentive Bonus payable to any participant with respect to any three-year period would not, in any event, exceed $1,000,000, exclusive of the 20% increase in the amount of the Incentive Bonus payable in restricted stock which reflects what the Company believes to be the diminution in the value of the award created by the restrictions.

     Each participant would receive part of his or her Incentive Bonus in cash and part in restricted stock according to the terms of the Long-Term Plan. Each active participant would receive a cash payment equal to 50% of his or her Incentive Bonus. The Company would make the cash payment as soon as feasible following final determination and certification by the Committee of the amount payable. Each participant would also receive a grant of restricted stock on the same date the cash payment is made. The number of shares of restricted stock a participant would receive would equal 70% of the Incentive Bonus divided by the market value of the Company's Common Stock on the date of grant, rounded to the nearest whole share. The restrictions imposed on the restricted stock would lapse in 3 equal annual installments commencing 1 year following the grant date. Each award of restricted stock would be evidenced by a restricted stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of the Long-Term Plan.

     The Board could terminate the Long-Term Plan at any time, or could from time to time amend the Long-Term Plan as it deemed proper and in the best interests of the Company. No termination or amendment could impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any three-year period ending prior to the year in which the termination or amendment was adopted or, if later, was effective. No amendment adopted after the first 90 days of a performance period could directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which would increase any Incentive Bonus, for that three-year period. Except as otherwise provided in the Long-Term Plan and the applicable objective criteria established pursuant to the Long-Term Plan for determining the amount of any Incentive Bonus for a three-year period, no Incentive Bonuses would be payable for the three-year period in which the Long-Term Plan was terminated, or, if later, in which the termination was effective.

     Subject to earlier termination by the Board, the Long-Term Plan would terminate without action by the Board as of the date of the first meeting of the stockholders in 2002, unless reapproved by the stockholders at that meeting or any earlier meeting. If reapproval occurs, the Long-Term Plan would terminate as of the date of the first meeting of the stockholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Long-Term Plan terminates under this provision due to lack of reapproval by the stockholders, Incentive Bonuses would not be paid for the three-year period in which the Long-Term Plan terminates.

     A simple vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Long-Term Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter. Therefore, shares of Common Stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Long-Term Plan is not approved by the stockholders, no Incentive Bonuses will be paid under the Long-Term Plan to the Chief Executive Officer or any of the 4 most highly compensated executive officers (other than the Chief Executive Officer).

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
            APPROVAL OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN



                             VOTING SECURITIES

     Holders of record of Common Stock at the close of business on March 1, 1997, will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting. As of March 1, 1997, there were __________ shares of Common Stock outstanding (excluding _______ shares of treasury stock), each having one vote on each matter presented for stockholder action. Shares cannot be voted unless the stockholder is present at the meeting or represented by proxy.


                         OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to each entity known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of March 1, 1997:

                                     AMOUNT AND NATURE OF BENEFICIAL
                                        OWNERSHIP OF COMMON STOCK
                                     -------------------------------
                                      SOLE VOTING     SHARED VOTING
NAME AND ADDRESS                    AND DISPOSITIVE   OR DISPOSITIVE    PERCENT
OF BENEFICIAL OWNER                      POWER            POWER         OF CLASS
-------------------                 ---------------   --------------    --------
FMR Corp.                              2,903,200               --        10.45%
82 Devonshire Street
Boston, Massachusetts 02109<F1>

Putnam Investments, Inc.                      --        3,430,427        12.30%
One Post Office Square
Boston, Massachusetts 02109<F2>
---------------------------------

<F1>Based on information set forth in Amendment No. 2 to Schedule 13G dated February 14, 1997. The Schedule 13G indicates that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is considered the beneficial owner of 1,269,700 shares of Company's Common Stock as a result of acting as investment adviser to various registered investment companies and as a result of acting as sub-adviser to Fidelity American Special Situation Trust. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,633,500 shares of the Company's Common Stock as a result of its serving as investment manager for certain institutional accounts.

<F2>Based on information set forth in Schedule 13G dated January 31,
    1997. The Schedule 13G indicates that Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. are registered investment advisers and (together with their parent corporations, Putnam
    Investments, Inc. and Marsh & McLennan Companies, Inc.) are


                                     -23-

    considered beneficial owners in the aggregate of 3,430,427 shares of the Company's Common Stock and that such shares were acquired for investment purposes by such investment managers for certain of their advisory clients. The Schedule 13G indicates that such investment managers have shared voting power over an aggregate of 478,126 shares of Common Stock and shared dispositive power over an aggregate of 3,430,427 shares of Common Stock.

                    SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 1, 1997 by each of Wolverine's directors and nominees for director, each of the named executive officers, and all of Wolverine's directors and executive officers as a group:

                                                  AMOUNT AND NATURE OF BENEFICIAL
                                                  OWNERSHIP OF COMMON STOCK <F1>
                               ------------------------------------------------------------

                                                                                 TOTAL
   NAME OF                       SOLE VOTING AND         SHARED VOTING OR      BENEFICIAL    PERCENT
BENEFICIAL OWNER               DISPOSITIVE POWER<F2>   DISPOSITIVE POWER<F3>  OWNERSHIP<F2>  OF CLASS
----------------               ---------------------   ---------------------  -------------  --------
Geoffrey B. Bloom                   _______                  _____              _______        ___%
Daniel T. Carroll                   _______                  _____              _______        ___
Steven M. Duffy                     _______                  _____              _______        ___
V. Dean Estes                       _______                  _____              _______        ___
Alberto L. Grimoldi                 _______                  _____              _______        ___
Stephen L. Gulis, Jr.               _______                  _____              _______        ___
David T. Kollat                     _______                  _____              _______        ___
Phillip D. Matthews                 _______                  _____              _______        ___
David P. Mehney                     _______                  _____              _______        ___
Timothy J. O'Donovan                _______                  _____              _______        ___
Joseph A. Parini                    _______                  _____              _______        ___
Joan Parker                         _______                  _____              _______        ___
Elizabeth A. Sanders                _______                  _____              _______        ___
All directors and executive
  officers as a group               _______                  _____              _______        ___%
--------------

<F*> Less than 1%.




                                     -24-

<F1> The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares that may be acquired through the exercise of stock options granted under the 1988 Stock Option Plan, the Directors' Stock Option Plan (1988), the 1993 Stock Incentive Plan, the 1994 Directors' Stock Option Plan and the 1995 Stock Incentive Plan within 60 days after March 1, 1997. The number of shares subject to stock options exercisable within 60 days after March 1, 1997, for each listed person is shown below:

                    Mr. Bloom                       ______
                    Mr. Carroll                     ______
                    Mr. Duffy                       ______
                    Mr. Estes                       ______
                    Mr. Grimoldi                    ______
                    Mr. Gulis                       ______
                    Mr. Kollat                      ______
                    Mr. Matthews                    ______
                    Mr. Mehney                      ______
                    Mr. O'Donovan                   ______
                    Mr. Parini                      ______
                    Ms. Parker                      ______
                    Ms. Sanders                     ______
                    All directors and executive
                      officers as a group           ______

<F3> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

                            BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of 10 directors, 4 of whom are standing for reelection. Effective at the close of the annual meeting of stockholders held on April 17, 1996, the Board of Directors determined to reduce the size of the Board of Directors to 10 members. Wolverine's Amended and Restated Bylaws provide that the Board of Directors shall be divided into 3 classes, with each class to be as nearly equal in number as possible. The Board of Directors intends in future years as the terms of the incumbent directors end or additional directors are added to adjust the number of directors in each class to again make each class as nearly equal in number as possible. Each class of directors serves a term of office of 3 years, with the term of 1 class expiring at the annual meeting of stockholders in each successive year.

     Biographical information as of January 1, 1997, is presented below for each person who either is nominated for election as a director at the annual meeting of stockholders or is continuing as an incumbent director. Except as indicated, all have had the same principal positions and employment for over 5 years.

              NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

     ALBERTO L. GRIMOLDI (age 55) was appointed to the Board of Directors in 1994. Mr. Grimoldi is Chairman of Grimoldi, S.A., a shoe manufacturer and retailer in Argentina. He has held that position since 1986. Mr. Grimoldi is also a founding member and has been Vice Chairman of Banco Privado de Inversiones, S.A., an Argentinean investment adviser, since 1994. Mr. Grimoldi is also a founding member and director of INFUPA S.A., a diversified Argentinean financial services firm; a director of Bonafide S.A., a chocolate and coffee manufacturer, distributor and retailer; and an advisory director of Autolatina, an automobile joint venture between Ford Motor Company and Volkswagen AG. Mr. Grimoldi has also held various positions in the Argentinean government.

     JOSEPH A. PARINI (age 65) has been a director since 1987. He is Chairman of the Board and an officer of EFW, Inc., a designer and manufacturer of electronic avionics systems for global markets, and has held that position since January 1997. He is also President of Olive Tree Enterprises, Inc., a management consulting firm, and has held that position since January 1997. Formerly, Mr. Parini was President and Chief Executive Officer of Elbit Systems, Inc., a designer, manufacturer and marketer of infrared, telecommunications and medical instrumentation, as well as defense products, from 1990 to 1996; President of Inframetrics, Inc., a manufacturer of infrared instrumentation, from 1990 to 1994; and President and Chief Executive Officer of Rospatch Corporation (now Ameriwood Industries International, Corp.), a manufacturer of wood products for consumer markets, from 1980 until 1990. Mr. Parini is also a director of Foremost Corporation of America.

     JOAN PARKER (age 61) has been a director since 1981. Ms. Parker is a Senior Partner with J. Walter Thompson, an international advertising firm. Ms. Parker has held that position since September 1995. From September 1995 until December 1995, Ms. Parker was also the sole proprietor of Parker & Associates, a public relations firm. From 1994 until September 1995, she was Executive Vice President and a Director of N. W. Ayer & Partners, an international advertising firm, and Executive Vice President and Managing

Director of the Ayer Public Relations Division of N. W. Ayer & Partners. Formerly, Ms. Parker was Senior Vice President and Managing Director of the Ayer Public Relations Division.

     ELIZABETH A. SANDERS (age 51) was appointed to the Board of Directors in 1994. Ms. Sanders is a principal partner in The Sanders Partnership, a management consulting firm. Ms. Sanders has held that position since 1990. Formerly, Ms. Sanders was Vice President of Nordstrom, Inc., a retailer. Ms. Sanders is also a director of Wal Mart Stores, Inc.; H.F. Ahmanson; Flagstar, Inc.; and Wellpoint Health Networks.

               INCUMBENT DIRECTORS - TERMS EXPIRING IN 1999

     DANIEL T. CARROLL (age 70) has been a director since 1979. Mr. Carroll is Chairman of The Carroll Group, Inc., a management consulting firm. Mr. Carroll is also a director of American Woodmark Corp.; A.M. Castle & Co.; Aon Corporation; Comshare, Inc.; Diebold, Incorporated; Holmes Protection Group, Inc.; Recombinant BioCatalyst, Inc.; Woodhead Industries, Inc.; and Oshkosh Truck Corporation.

     PHILLIP D. MATTHEWS (age 58) has been a director since 1981. Mr. Matthews is Lead Director of the Company and was formerly Chairman of the Board of the Company from 1993 to 1996. Mr. Matthews is Chairman of Reliable Company, a coin-operated laundry equipment company servicing the multi-unit housing industry. From 1981 until 1989, Mr. Matthews was Chairman, Chief Executive Officer and Owner of Bell Helmets, Inc., a predecessor of Bell Sports Corp. Mr. Matthews is also a director of H.F. Ahmanson and Bell Sports Corp.

               INCUMBENT DIRECTORS - TERMS EXPIRING IN 1998

     GEOFFREY B. BLOOM (age 55) has been a director since 1987. Mr. Bloom is Chairman of the Board and Chief Executive Officer of the Company. Mr. Bloom was appointed Chairman of the Board in 1996. Formerly, Mr. Bloom was President and Chief Executive Officer of the Company from 1993 until 1996 and Chief Operating Officer of the Company from 1987 until 1993. Mr. Bloom is also a director of Comshare, Inc.

     DAVID T. KOLLAT (age 58) has been a director since 1992. Mr. Kollat is President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers. Mr. Kollat is also a director of The Limited, Inc.; Cooker Restaurant
Corporation; and Consolidated Stores.

     DAVID P. MEHNEY (age 57) has been a director since 1977. Mr. Mehney is President of The KMW Group, Inc., a distributor of medical and marine products.

     TIMOTHY J. O'DONOVAN (age 51) has been a director since 1993. Mr. O'Donovan is President and Chief Operating Officer of the Company. Mr.
O Donovan has held these positions since 1996. Formerly, Mr. O'Donovan was Executive Vice President of the Company.


                       BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors has 4 standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee.

          AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. Messrs. Grimoldi, Kollat and Parini and Ms. Parker currently serve on the Audit Committee. Mr. Parini is Chairman of the Audit Committee. During 1996, the Audit Committee held 5 meetings.

          COMPENSATION COMMITTEE. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for directors who are not employees of the Company or any of its subsidiaries ("Outside Directors"), reviewing compensation plans and awards as they relate to the Chief Executive Officer and other key employees, and administering the Company's pension plans and 401(k) savings plan. Messrs. Carroll, Mehney and Parini and Ms. Sanders currently serve on the Compensation Committee. Mr. Carroll is Chairman of the Compensation Committee. During 1996, the Compensation Committee held 5 meetings.

          EXECUTIVE COMMITTEE. The Executive Committee is responsible for and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company except to the extent that delegation is prohibited by law. The Executive Committee may consider or act upon matters requiring Board action during periods between Board meetings. Messrs. Bloom, Carroll, Grimoldi and Matthews currently serve on the Executive Committee. Mr. Matthews is Chairman of the Executive Committee. The Executive Committee did not meet during 1996.

          GOVERNANCE COMMITTEE. The Governance Committee is responsible for: (i) recommending to the Board of Directors suitable candidates for nomination for positions on the Board of Directors; (ii) reviewing with the Board of Directors the appropriate skills and characteristics of Board members; (iii) reviewing and evaluating each director's performance on the Board; and (iv) reviewing and reporting to the Board on all matters generally relating to corporate governance. The Governance Committee also recommends the officers of the Company for election by the Board of Directors. Messrs. Kollat and Mehney and Mses. Parker and Sanders currently serve on the Governance Committee. Mr. Mehney is Chairman of the Governance Committee. During 1996, the Governance Committee held 2 meetings. The Governance Committee will consider nominees for election to the Board of Directors submitted by stockholders. The Amended and Restated Bylaws of the Company provide that nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors if, and only if, the stockholder submits advance notice of the proposed nomination and the notice is received by the Secretary of the Company not less than 50 nor more than 75 days before the annual meeting. However, if fewer than 65 days' notice of the meeting or prior public disclosure is given to stockholders, the notice of the proposed nomination must be received not later than the close of business on the 15th day after the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurs. Each notice submitted by a stockholder must set forth the name, age, business address, residence address, principal occupation and employment of, the class and number of shares of the Company's stock beneficially owned by, and any other information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee under the Exchange Act, and, as to the stockholder giving the notice, the name, record address and the class and number of shares of the Company's stock beneficially owned by the stockholder. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, he or she must announce that determination at the meeting and the nomination will be disregarded.

     During the Company's last fiscal year, the Board of Directors held 5 regular meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

                         COMPENSATION OF DIRECTORS

     Non-Employee Directors receive a $16,000 annual retainer fee plus compensation in accordance with the following schedule: $1,000 per day for attendance at each regular meeting of the Board of Directors; and $500 per day for attendance at each committee meeting. In addition, the chairmen of the Audit, Compensation and Governance Committees receive annual fees of $2,000. Directors who are also employees of the Company or any of its subsidiaries receive no annual retainer and are not compensated for attendance at Board or committee meetings. The Company also reimburses directors for expenses associated with attending Board of Director and committee meetings.

     Under the Directors' Stock Option Plan adopted and approved by the stockholders in 1994 (the "1994 Directors' Plan"), each Non-Employee Director has been granted an option to purchase 10,125 shares of Common Stock (as adjusted for stock splits) on the date of his or her initial appointment or election as a director and an option to purchase 1,687 shares (as adjusted for stock splits) annually on the date of each annual meeting after his or her appointment or election. The per share exercise price of options granted under the 1994 Directors' Plan is 100% of the market value of Common Stock on the date each option is granted. The term of each option may not exceed 10 years. Options were granted under the 1994 Directors' Plan to all Non-Employee Directors on April 17, 1996. Options to purchase a maximum of 270,000 shares of Common Stock may be granted under the 1994 Directors' Plan.

     In 1990, the Company adopted a Director Retirement Plan. Under this plan, each Non-Employee Director who had served on the Board of Directors a minimum of five years would receive an annual benefit after the later of attaining age 65 or termination of service as a director. The benefit received would depend upon the number of each director's years of service, but may not exceed a maximum of 80% of the director's final annual retainer. Directors are also entitled to receive an actuarially reduced benefit if they want payments of these benefits to begin after retirement or termination of service as a director, but before attaining age 65. The annual benefit is payable to each director for the shorter of 10 years or the number of years the director served on the Board. The Outside Directors' Deferred Compensation Plan (the "Outside Directors' Plan") was adopted by the Company in 1996 to replace the Director Retirement Plan, which has been terminated.

     In 1996, the Company adopted the Outside Directors' Plan, a supplemental nonqualified deferred compensation plan for the Outside Directors of the Company. The plan permits all Outside Directors whose term of office began or continued after April 17, 1996, to defer 25%, 50%, 75% or 100% of their directors' fees. Amounts deferred are credited on the books of the Company to an account established for that director as if the amounts had been invested to purchase shares of Common Stock of the Company using the market price of the Company's Common Stock on the date such fees would have been payable ("phantom stock"). The value of the account will increase or decrease during the deferral period corresponding to changes in the market value of the Company's Common Stock. The amount accumulated for deferred fees by a director in the plan is paid in cash upon termination of service as a director in a single lump-sum or annual installments over a period of up to 10 years.

     To effect the termination of the Director Retirement Plan, the Outside Directors' Plan provided for the conversion of the expected benefits payable under the Director Retirement Plan. Only Outside Directors of the Company who continued to serve as directors at the close of the annual meeting of stockholders on April 17, 1996 ("Current Directors") received an award of phantom stock units representing additional retirement income under the Outside Directors' Plan. No future Outside Director will receive retirement awards under the Outside Directors' Plan. In addition, former directors who are currently receiving payments under the Director Retirement Plan and those directors who retired at the 1996 annual meeting of stockholders will receive the benefits provided under the Director Retirement Plan. To approximate as nearly as possible the expected benefits that would otherwise have been payable to Current Directors under the Director Retirement Plan if it had remained in effect, on April 17, 1996, each Current Director was awarded a number of phantom stock units having a market value equal to the present value (determined by an actuary) of the expected benefits payable under the Director Retirement Plan. In addition, to approximate as nearly as possible the minimum service requirements imposed under the Director Retirement Plan, phantom stock units that represent awards of retirement income are subject to delayed vesting provisions. Cash equal to the value of all phantom stock units that represent awards of retirement income that are credited to a director's account will be payable upon termination of service as a director. Payments will be made in 10 annual installments beginning the month following termination of service as a director.

     Upon a "change in control" as defined in the Outside Directors' Plan, all amounts credited to a director's account (both for deferred fees and retirement income) will be distributed to the director in a single lump-sum. For purposes of the Outside Directors' Plan, "change in control" is defined as (i) the failure of the individuals who were directors at the time Outside Directors' Plan was adopted and those whose election or nomination to the Board of Directors was approved by a three-quarters vote of the directors then still in office who were directors at the time the Outside Directors' Plan was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors; (ii) the acquisition by certain persons or groups of 20% or more of the Company's Common Stock or combined outstanding voting power (excluding certain transactions); (iii) the approval by the stockholders of a reorganization, merger or consolidation (excluding certain transactions); or (iv) the approval by the stockholders of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company (excluding certain permitted transactions).

     On April 27, 1993, Mr. Matthews was elected to serve as Chairman of the Board of Directors of the Company. Mr. Matthews retired as the Chairman of the Board effective as of the close of the 1996 annual meeting of stockholders. In connection with his service as Chairman, the Company entered into a supplemental director's fee agreement with Mr. Matthews during 1995 (the "Fee Agreement"), which replaced an earlier agreement that contained substantially similar terms. Under the Fee Agreement, Mr. Matthews agreed to serve as Chairman of the Board (as an officer of the Board and not as an executive officer of the Company) for an initial term of two years. The Fee Agreement automatically renews each year after the initial term for an additional one-year term unless and until the Company delivers to Mr. Matthews a notice of non-renewal. Under the Fee Agreement, the Company agreed to pay to Mr. Matthews an annual supplemental director's fee, in addition to any standard retainer and Board meeting fees (but not committee meeting fees) to which all Outside Directors may be entitled, equal to $75,000 for the first year, $50,000 for the second year, and an amount to be agreed upon by Mr. Matthews and the Company not to exceed $50,000 for any renewal term. The Company also agreed to reimburse Mr. Matthews for office, clerical and related expenses incurred in connection with his service not to exceed $12,000 for the first year and $8,000 for the second year. During 1996, the Company reimbursed Mr. Matthews for such expenses in the amount of $4,500. In addition, the Company granted Mr. Matthews an award for 22,500 (post-split) shares of Common Stock subject to certain restrictions set forth in a restricted stock agreement. The restrictions lapsed with respect to one-third of the shares on March 27, 1995, one-third of the shares on January 1, 1996, and with respect to the remaining one-third of the shares on January 1, 1997. The Fee Agreement was terminated in connection with Mr. Matthews' retirement as Chairman of the Board. In connection with the termination of the Fee Agreement, the Company agreed to pay Mr. Matthews $100,000 annually in consideration for his service as Lead Director. Payments under this arrangement are made in monthly installments.

     The Company previously entered into an amended and restated employment and transition agreement with Mr. Thomas D. Gleason, a former director of the Company, which extended through January 31, 1996 (the "Agreement"). Under the Agreement, Mr. Gleason and the Company agreed to terminate Mr. Gleason's prior employment agreement which extended through August 31, 1996. Under the Agreement, Mr. Gleason retired on January 31, 1996 from all positions with the Company (except for his director position with the Company). Mr. Gleason retired as a director of the Company at the close of the 1996 annual meeting of stockholders.

     Mr. Gleason received an annual base salary of $250,000 (effective January 1, 1995) through January 31, 1996. In connection with the execution of the Agreement, the Company's interest in the cash value of an insurance policy (on which the Company continued to pay premiums) was transferred to Mr. Gleason. Mr. Gleason's annual benefit under the Company's pension plan will be at least $130,000 (subject to the social security offset provisions of the pension plan). Mr. Gleason was also entitled to participate in all other plans and to receive other benefits normally provided by the Company to top-level executives, except that Mr. Gleason's bonus under each of the Company's annual bonus plan and long-term bonus plan could not exceed $50,000 annually. In addition to his salary, Mr. Gleason received bonuses and other benefits totaling $100,551 in 1996.

     In the Agreement, Mr. Gleason granted the Company a covenant not to compete (and certain related restrictive covenants) that generally extended to January 31, 1996.

     Mr. Gleason participates in the former deferred compensation plan of the Company. The deferred compensation plan provides participants with deferred compensation beginning upon retirement from the Company at normal or early retirement age. The plan also provides benefits in the event of death and reduced benefits upon disability. The Company has purchased insurance on the participants' lives payable to the Company in amounts which, if the assumptions made as to mortality experience, policy dividends and other factors are realized, will cover all the Company's payments for the insurance and all deferred compensation obligations and will provide an additional amount for use of the Company's money. Mr. Gleason's anticipated annual benefits from the deferred compensation plan upon retirement at normal retirement age and continuing for 18 years are $180,000 for the first five years and $154,000 for the following thirteen years. Mr. Gleason's deferred compensation agreement provides for benefits payable for 18 years after attaining age 55, if he elects, or otherwise upon attaining age 60. An election to receive benefits before age 60 triggers a reduction in the benefits. Mr. Gleason is fully vested with respect to benefits under his deferred compensation agreement.

     Mr. Gleason also participated in the Company's employee stock option loan program described on page ___ of this Proxy Statement during 1996. As of March 1, 1997, Mr. Gleason had no outstanding loan balances. Mr. Gleason's largest outstanding balance under all such loans since December 31, 1995, was $646,472.

                       STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Wolverine Common Stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear, assuming an investment of $100.00 at the beginning of the period indicated. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the companies listed in the footnote to the graph below. In constructing the peer index, the return of each peer group company was weighted according to its respective stock market capitalization at the beginning of each period indicated. Cumulative total stockholder return is measured by dividing: (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.


                    COMPARISON OF FIVE YEAR CUMULATIVE
                         TOTAL STOCKHOLDER RETURN

                               [LINE GRAPH]
---------------------

<F1> The index of peer companies consists of J. Baker, Inc.; R.G. Barry
     Corporation; Brown Group, Inc.; Candie's, Inc.; Daniel Green Company; Genesco Inc.; Interco Incorporated (2); Justin Industries, Inc.; Kenneth Cole Productions, Inc.; Lacrosse Footwear, Inc.; Nine West Group Inc.; Penobscot Shoe Company; Rocky Shoes & Boots, Inc.; Sam & Libby, Inc.; The Stride Rite Corporation; The Timberland Company; Wellco Enterprises, Inc.; and Weyco Group, Inc.

<F2> Interco, Inc. filed a petition for relief under Chapter 11 of the
     United States Bankruptcy Code on January 24, 1991. As part of the bankruptcy reorganization, all outstanding capital stock of Interco, Inc. was canceled on June 26, 1992, and the company was completely recapitalized with new stock issued to the creditors of Interco, Inc. Interco, Inc. is accounted for in the stock performance graph as a new company effective in 1992.

     The dollar values for total stockholder return plotted in the graph above are shown in the table below:

               FISCAL                    S & P       PEER
              YEAR-END    WOLVERINE       500        INDEX
              --------    ---------      -----       ------
                1991        100.0        100.0        100.0
                1992       ______        107.6       ______
                1993       ______        118.5       ______
                1994       ______        120.0       ______
                1995       ______        165.1       ______
                1996       ______        203.1       ______

                          EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during each of the 3 fiscal years in the period ended December 28, 1996, by the Chief Executive Officer of the Company and each of Wolverine's 4 most highly compensated executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year. The numbers of shares subject to awards of stock options have been adjusted to reflect stock splits.

                        SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                        ANNUAL COMPENSATION                          AWARDS           PAYOUTS
                                 -----------------------------------------    --------------------- ------------
                                                                                         NUMBER OF
                                                                 OTHER        RESTRICTED   SHARES
    NAME AND                                                     ANNUAL         STOCK    UNDERLYING    LTIP         ALL OTHER
PRINCIPAL POSITION     YEAR       SALARY         BONUS        COMPENSATION    AWARDS<F1>   OPTIONS   PAYOUTS<F2>  COMPENSATION<F3>
------------------     ----       ------         -----        ------------    ----------   -------   -----------  ----------------
Geoffrey B. Bloom      1996      $473,107     $507,437<F4>    $ 5,746<F5>     $212,344      45,000    $366,776       $  9,516
Chairman, Chief        1995       391,923      335,989<F4>     37,119<F6>      203,438      60,300     321,114          8,953
Executive Officer      1994       357,692      285,939            ---          179,688      50,625     183,053        117,314<F7>
and Director

Steven M. Duffy        1996      $224,266     $156,986        $   ---         $ 70,781      11,250    $ 84,826       $  7,058
Executive Vice         1995       185,797       99,530            ---           54,250      12,375      71,407          6,168
President              1994       156,287       82,952            ---           44,922      12,656      35,000          6,626

V. Dean Estes          1996      $222,194     $155,536        $   ---         $ 70,781      11,250    $ 86,575       $  4,313
Vice President         1995       188,640       85,391            ---           81,375      22,500      58,244          3,750
                       1994       172,248       82,892            ---           71,875      16,875      30,933          3,750

Stephen L. Gulis, Jr.  1996      $212,757     $148,937        $   ---         $ 70,781      11,250    $ 78,019       $  6,122
Executive Vice         1995       169,678       90,895            ---           54,250      12,375      48,469          4,877
President, Chief       1994       143,594       76,761            ---           44,922      12,656      21,648          4,877
Financial Officer
and Treasurer

Timothy J. O'Donovan   1996      $286,633     $229,306        $   ---         $141,563      25,500    $149,758       $  7,686
President and          1995       233,423       98,138            ---          122,063      33,750     107,924          7,123
Director               1994       199,577      107,392            ---          107,813      30,375      49,424          7,123
-----------


                                     -35-

<F1> The values of restricted stock awards reported in this column are calculated using the closing market price of Common Stock on the date of grant. As of the end of Wolverine's 1996 fiscal year, each of the named executive officers held shares of restricted stock. Dividends will be paid on shares of restricted stock at the same rate dividends are paid on Common Stock. The number of shares of restricted stock held by each named individual and the aggregate value of those shares (as represented by the closing price of Common Stock on December 27, 1996) at the end of the Company's 1996 fiscal year, without giving effect to the diminution of value attributable to the restrictions on the stock, are set forth below:

                                  NUMBER      AGGREGATE
                                 OF SHARES      VALUE
                                 ---------    ---------

              Mr. Bloom           64,744      $1,830,957
              Mr. Duffy           18,163         513,476
              Mr. Estes           21,764         615,779
              Mr. Gulis           15,843         448,298
              Mr. O'Donovan       35,344         999,913

     These numbers do not include the number or value of shares of restricted stock awarded during 1996 in connection with the Company's Long-Term Incentive Plan (1993-1995) or during 1997 in connection with the Company's Long-Term Incentive Plan (1994-
     1996), the values of which are included in the amounts reported in the "LTIP Payout" column for the applicable year for each listed individual in this table.

<F2> Under the Company's Long-Term Incentive Plan (1994-1996), amounts payable under the plan are paid (i) in cash equal to 50% of the amount payable, and (ii) in shares of restricted stock that have a market value, on the date the cash payment is made, equal to 140% of the remaining 50% payable under the plan (i.e. 70% of the calculated bonus amount). The dollar amounts reported in this column for 1996 reflect the cash payment and the market value of the shares of restricted stock on the date of payment. Shares of restricted stock are granted under the Company's existing plans that provide for such awards. The restrictions lapse with respect to one-third of the shares on each anniversary of the date of grant over a three-year period. Pursuant to the plan, the Company granted 26,008 shares of restricted stock to key management employees with respect to amounts payable under the plan for the three-year performance period ended December 28, 1996.



                                     -36-

<F3> The compensation listed in this column for 1996 consisted of: (i)
     Company contributions to the accounts of the named executive officers under Wolverine's 401(k) Savings Plan as follows: $4,313 for Mr. Bloom; $4,313 for Mr. Duffy; $4,313 for Mr. Estes; $4,313 for Mr. Gulis; and $4,313 for Mr. O'Donovan; and (ii) payments made by Wolverine for the premiums on certain life insurance policies as follows: $5,203 for Mr. Bloom; $2,745 for Mr. Duffy; $1,809 for Mr. Gulis; and $3,373 for Mr. O'Donovan. No payments of insurance premiums were made on behalf of Mr. Estes.

<F4> Includes one-third of the outstanding principal balance ($34,330)
     of a three-year, interest-free loan made to Mr. Bloom pursuant to his amended and restated employment agreement which was forgiven by the Company because the Company achieved its targeted performance goals under the annual bonus plan for the applicable year.

<F5> Includes imputed income from a three-year, interest-free loan made to Mr. Bloom pursuant to his amended and restated employment agreement ($5,746).

<F6> Includes imputed income from a three-year, interest-free loan made to Mr. Bloom pursuant to his amended and restated employment agreement ($8,516) and, because the Company achieved the performance goals necessary to permit payment of the maximum amount under the annual bonus plan during 1995, an amount to satisfy Mr. Bloom's tax liability ($28,603) associated with the forgiveness by the Company of one-third of the principal balance of such loan.

<F7> As stipulated in Mr. Bloom's amended and restated employment agreement, the Company forgave the remaining principal balance ($105,465) of a loan made to Mr. Bloom to permit him to purchase shares of Common Stock, plus all accrued but unpaid interest ($2,896) associated with the principal balance forgiven. See the discussion of Mr. Bloom's amended and restated employment agreement on page ___ of this Proxy Statement.

STOCK OPTIONS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

     The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the fiscal year ended December 28, 1996:

                               OPTION GRANTS IN LAST FISCAL YEAR
                                   INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                                      PERCENT
                                       TOTAL
                      NUMBER OF       OPTIONS
                      SECURITIES     GRANTED TO                                      POTENTIAL REALIZABLE VALUE AT
                      UNDERLYING     EMPLOYEES       EXERCISE                        ASSUMED ANNUAL RATES OF STOCK
                        OPTIONS      IN FISCAL         PRICE      EXPIRATION       PRICE APPRECIATION FOR OPTION TERM
     NAME             GRANTED <F1>     YEAR          PER SHARE       DATE             0%          5%           10%
     ----             ------------   ----------      ---------    ----------       ------      --------     ----------
Geoffrey B. Bloom       45,000          11%           $18.88        3/1/06         $  ---      $534,352     $1,354,260
Steven M. Duffy         11,250           3             18.88        3/1/06            ---       133,588        338,565
V. Dean Estes           11,250           3             18.88        3/1/06            ---       133,588        338,565
Stephen L. Gulis, Jr.   11,250           3             18.88        3/1/06            ---       133,588        338,565
Timothy J. O'Donovan    25,500           6             18.88        3/1/06            ---       302,800        767,414
-----------

<F1> All options granted during 1996 are exercisable with respect to
     25% of the shares on the date of grant and become exercisable in cumulative 25% installments on each anniversary date thereafter with full vesting occurring on the third anniversary date of the grant. Vesting may be accelerated upon certain events relating to a change in control of the Company. All options were granted for a term of 10 years. Options terminate, with certain limited exercise provisions, in the event of death, retirement or other termination of employment. All options permit the option price to be paid by delivery of cash or, with the consent of the Compensation Committee, shares of the Company's Common Stock.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES
                                                              NUMBER OF                      VALUE OF
                                                        SECURITIES UNDERLYING              UNEXERCISED
                         NUMBER OF                           UNEXERCISED                   IN-THE-MONEY
                          SHARES                             OPTIONS AT                     OPTIONS AT
                        ACQUIRED ON                        FISCAL YEAR-END                FISCAL YEAR-END
      NAME               EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ----              ----------- --------------   -----------   -------------     -----------   -------------
Geoffrey B. Bloom         14,662       $296,704        160,895        76,555         $3,224,559     $1,043,090
Steven M. Duffy            9,492        157,585         12,167        17,787            199,911        236,087
V. Dean Estes              2,625         56,523         63,188        23,905          1,325,364        337,023
Stephen L. Gulis, Jr.      6,000        101,000         24,043        17,787            427,150        236,087
Timothy J. O'Donovan      11,925        233,918        100,033        43,592          2,053,494        592,733

     The Company's employee loan program provides that an employee may borrow from the Company up to 95% of the option price to exercise options acquired under the Company's stock option plans. These loans bear interest at a rate equal to the greater of 6 1/2% per annum or the interest rate imputed by the Internal Revenue Service with interest payable quarterly. Principal is payable quarterly at the rate of 15% per annum, beginning 5 years after the date on which the option to which the loan relates is exercised. All loans are secured by a pledge of the Common Stock obtained upon exercise of the applicable option. Outstanding loan balances as of March 1, 1997, and, if higher, the maximum amount outstanding since December 31, 1995 (indicated in parentheses), for each of the named executive officers of the Company were as follows: Mr. Bloom, $68,661 ($102,991); Mr. Duffy, $0 ($22,655); Mr. Estes, $44,456 ($50,254); Mr. Gulis, $33,440 ($44,778);
and Mr. O'Donovan, $80,979.

LONG-TERM INCENTIVE AWARDS

     The Company has established a Long-Term Incentive Plan (1996-
1998) pursuant to which the Company may award cash and shares of restricted stock to plan participants conditioned upon the achievement of certain corporate performance goals over a three-year performance period.

     The following table sets forth certain information concerning awards of long-term incentive compensation to the named individuals during the last fiscal year:

        LONG-TERM INCENTIVE PLANS   AWARDS IN LAST FISCAL YEAR
                                         PERFORMANCE
                                           OR OTHER            ESTIMATED FUTURE PAYOUTS
                      NUMBER OF SHARES,  PERIOD UNTIL    UNDER NON-STOCK-PRICE-BASED PLANS<F2>
                         UNITS OR         MATURATION     -------------------------------------
      NAME            OTHER RIGHTS<F1>    OR PAYOUT       THRESHOLD      TARGET      MAXIMUM
      ----            ----------------   ------------     ---------      ------      -------
Geoffrey B. Bloom           50%            3 years        $149,147      $298,294     $596,587
Steven M. Duffy             35             3 years          49,490        98,980      197,959
V. Dean Estes               25             3 years          35,023        70,046      140,093
Stephen L. Gulis, Jr.       35             3 years          46,952        93,905      187,810
Timothy J. O'Donovan        40             3 years          72,289       144,577      289,156
----------

<F1> Under the Company's Long-Term Incentive Plan (1996-1998), key
     management employees may earn incentive compensation based upon achievement of specified earnings per share ("EPS") over a three-year performance period. The numbers reported in the column under the heading "Number of Shares, Units or Other Rights" represent the percentage of each officer's average base salary during the three-year period that the officer will receive as bonus compensation under the plan if the specified EPS are achieved. These amounts were determined by the Compensation Committee. If higher or lower actual EPS are attained during the three-year performance period, the percentage of base salary to be received as bonus compensation by each officer will be correspondingly higher or lower. Bonuses are conditioned upon achieving a minimum or "threshold" EPS. Bonuses are also capped at a maximum amount and may not exceed 150% of the percentage of base salary reported under the heading "Number of Shares, Units or Other Rights" with respect to each participant. EPS goals were established by the Compensation Committee at the beginning of 1996 for the period ending on the last day of the Company's 1998 fiscal year. EPS goals are expressed as net earnings per share after taxes. For any bonuses to be paid, EPS in the third year of the performance period must equal at least 20% of the total EPS goal for the entire period.

<F2> Under the plan, amounts earned as bonus compensation are calculated based on each participant's average annual base salary during the three-year performance period. For purposes of this table, the "Threshold," "Target" and "Maximum" amounts have been calculated using each named individual's base salary for 1996 as reported in the Summary Compensation Table, adjusted for cost of living increases in each successive year in the performance


                                     -40-

     period which averages 5.0% per year. Amounts payable under the plan are paid (i) in cash equal to 50% of the amount payable, and
     (ii) in shares of restricted stock that have a market value, on the date the cash payment is made, equal to 140% of the remaining 50% payable under the plan (i.e. 70% of the calculated bonus amount). The dollar amounts reported under the headings "Threshold," "Target" and "Maximum" reflect the value of the cash payment and the market value of restricted stock to be received on the date of payment. Shares of restricted stock are granted under the Company's existing plans that provide for such awards. The restrictions lapse with respect to 1/3 of the shares on each anniversary of the date of grant over a three-year period.

PENSION PLAN

     The Company has established a qualified pension plan covering most of the Company's salaried employees. The Code imposes certain limitations on the maximum amount of pension benefits payable under qualified plans. The Code also imposes a cap of $150,000 (subject to certain grandfather provisions for earnings accrued before January 1,
1994) on the amount of earnings which may be taken into account in determining benefits payable under qualified plans.

     The following table illustrates the estimated annual benefits payable under the pension plan for Wolverine's executive officers if they retire at age 65 at the annual levels of average remuneration and years of service indicated (computed on a straight life annuity basis without the reduction required by the plan for the Social Security Allowance received by participants in the plan and without regard to any accrued grandfathered benefit for earnings before January 1,
1994):


                          PENSION PLAN TABLE
                                               YEARS OF SERVICE
                         --------------------------------------------------------------
AVERAGE REMUNERATION        10           15            20          25        30 OR MORE
                         -------      -------       -------      -------     ----------
     $150,000            $24,000      $36,000       $48,000      $60,000      $72,000

     Subject to the limitations imposed by the Code, the pension plan provides monthly benefits at normal retirement in an amount equal to the greater of: (i) $16.00 times the participant's number of years of service up to 30 years; or (ii) 1.6% of final average monthly remuneration times the participant's number of years of service up to 30 years. Benefits are reduced by the Social Security Allowance as defined in the plan. Under the plan, benefits may be based upon an employee's "final average pay," which is defined as the average of the 48 highest consecutive months of employee earnings within the latest 120 calendar months. Except for the $150,000 cap imposed by the Code, the remuneration covered by the plan for an employee would be essentially equivalent to the sum of the amounts reported under the heading "Annual Compensation" in the Summary Compensation Table above except for the forgiveness of Mr. Bloom's interest-free loan.

     The pension plan provides that if the pension plan is terminated during any period beginning on a Restricted Date and ending 2 years later, surplus plan assets will be used to purchase retiree medical and life insurance in satisfaction of the Company's then outstanding obligations, if any, and will be paid pro rata to increase the benefits of plan participants, subject to legal limitations. If the pension plan is merged with, or the assets of the plan are transferred to, another plan, then (i) benefits will be fully vested; (ii) benefits will be increased as if the plan had been terminated; and
(iii) benefits will be satisfied through the purchase of a guaranteed annuity contract. A Restricted Date is defined as the date any person or group acquires more than 50% of the voting stock of the Company in a transaction not approved by the Board of Directors, or the date during any two-year period on which individuals who at the beginning of the period constituted the Board of Directors (including any new director whose nomination or election was approved by two-thirds of the directors who were directors at the beginning of the period) cease for any reason to constitute a majority of the Board.

     As of December 31, 1996, the persons listed in the Summary
Compensation Table had the following years of credited service under the plan: Mr. Bloom, 10 years; Mr. Duffy, 8 years; Mr. Estes, 21 years; Mr. Gulis, 11 years; and Mr. O'Donovan, 27 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In 1995, the Company adopted a new Supplemental Executive Retirement Plan ("SERP") to replace the deferred compensation agreements entered into between the Company and certain key employees, including those listed in the Summary Compensation Table, except that an executive covered by a deferred compensation agreement will always be entitled to a benefit under the SERP at least equal to what he or she would have received under the deferred compensation agreement. The SERP was amended by the Company effective January 1, 1996.

     Under the SERP, a participating executive will be eligible for an annual supplemental benefit once he or she has completed 5 years of service after becoming a participant in the SERP (or, for those executives already covered by a deferred compensation agreement, 5 years after entering into the deferred compensation agreement); alternatively, a participating executive will be eligible for a benefit with less than 5 years of service if he or she retires at or after age 65. The supplemental benefit is equal to the difference between the executive's retirement benefit under the Company's qualified pension plan and an amount equal to a designated percentage of the executive's average compensation multiplied by the executive's years of service with the Company (up to 25 years). The designated percentage is either 2.4% for each year of service (including all of the individuals listed in the Summary Compensation Table), or 2% per year of service. "Average Compensation" is the average of the executive's annual compensation for the 4 consecutive highest compensation years out of the last 10 years of the executive's employment. Average Compensation does not include payments under the long-term (three-year) incentive bonus plan or severance payments. For this purpose, Average Compensation does not vary significantly from the amounts shown under the caption "Annual Compensation" in the Summary Compensation Table above except for the forgiveness of Mr. Bloom's interest-free loan.

     A retired participating executive may draw the full benefit beginning at age 65. A participating executive who has 10 years of service may elect to begin receiving a reduced benefit at or after age
55. The reduction factor is 4% for each year prior to age 60, and 2% for each year between age 60 and age 65. The SERP provides for a disability benefit equal to 60% of the supplemental retirement benefit (based on the executive's years of service at the date of disability). A disabled executive is still eligible for a supplemental retirement benefit beginning at age 65, based on all years of service (including years during which the executive was receiving a disability benefit). The SERP also provides for a death benefit to the executive's designated beneficiary if the executive dies before retiring. The death benefit is a lump sum equal to the present value of the benefit the executive could have received beginning at age 65, based on his or her years of service up to the date of death.

     Benefits under the plan are subject to forfeiture if the executive's employment is terminated for serious misconduct, if the executive competes with the Company or if the Company cannot collect under an insurance policy purchased to fund plan benefits for certain reasons. If, within 2 or 3 (for all individuals listed in the Summary Compensation Table) years after a "change in control" the executive resigns for "good reason" or is terminated by the Company (other than for "cause," or due to death or "disability" as defined in the SERP), the executive will be entitled to a lump sum payment equal to 125% of the present value of the benefit payments for which the executive would have been eligible if the executive had retired at age 55 (or at his or her actual age, if greater than age 55), without the 2%/4% early retirement reduction factors, but based on years of service at the actual date of termination. For purposes of the SERP, "change in control" is defined as (i) the failure of the individuals who were directors at the time the SERP was adopted and those whose election or nomination to the Board of Directors was approved by a three-quarters vote of the directors then still in office who were directors at the time the SERP was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors; (ii) the acquisition by certain persons or groups of 20% or more of the Company's Common Stock or combined outstanding voting power (excluding certain transactions); (iii) the approval by the stockholders of a reorganization, merger or consolidation (excluding certain permitted transactions); or (iv) the approval by the stockholders of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company (excluding certain permitted transactions).

     The Company may terminate the SERP or stop further accrual of plan benefits for a participating executive at any time, but termination does not affect already accrued benefits.


           EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
                  AND CHANGE IN CONTROL ARRANGEMENTS

     MR. BLOOM'S AGREEMENT. On April 27, 1993, the Company entered into an amended and restated employment agreement (the "Employment Agreement") with Mr. Bloom to employ him as President and Chief Executive Officer until April 30, 1997, with a provision for automatic renewal until April 30, 2000, unless a one-year prior notice of non-renewal is given by the Company. Under the Employment Agreement, Mr. Bloom is to receive a salary of not less than $330,000 per year, a leased vehicle, the benefits of a term life insurance policy in the amount of $500,000 and other benefits normally provided by the Company to top-level executives. Because Mr. Bloom did not voluntarily terminate his employment prior to May 8, 1994, the Company forgave the remainder of the total outstanding principal balance ($105,465) of a loan plus accrued interest ($2,896) made to Mr. Bloom to permit him to exercise an option to purchase shares of Common Stock. Under the Employment Agreement, the Company was required to provide to Mr. Bloom a three-year, interest-free loan in an amount equal to the federal and state withholding taxes resulting from each forgiveness. The Compensation Committee approved a bonus plan for Mr. Bloom in 1995 under which one-third of the principal balance of this loan will be forgiven in 1996, 1997 and 1998 if the Company achieves its targeted performance goals under the annual bonus plan in 1995, 1996 and 1997, respectively, and the Company will pay Mr. Bloom an amount to satisfy Mr. Bloom's tax liability with respect to each such forgiveness if the Company achieves the performance goals necessary to permit payment of the maximum amount under the annual bonus plan in 1995, 1996 and 1997, respectively. The total principal balance outstanding under this loan at March 1, 1997 was $68,611 (excluding the amount the Company is required to forgive because the target performance goals were achieved in 1996 as reported in the Summary Compensation Table) and the largest aggregate amount outstanding under this loan since January 1, 1996 was $102,991.

     If the Employment Agreement is not renewed or Mr. Bloom is terminated other than for Cause (as defined in the Employment Agreement), the Employment Agreement requires Wolverine to pay to Mr. Bloom, in addition to normal salary and bonuses through the date of termination or non-renewal, a lump sum equal to 2 times Mr. Bloom's then current salary. In addition, Mr. Bloom will be credited with 3 additional years of benefit service for purposes of computing his benefits under the SERP. Mr. Bloom may elect to commence payments of the retirement benefits upon attaining age 58. If Mr. Bloom is terminated other than for Cause, then Mr. Bloom will be entitled to up to 12 months' benefits under all employee benefit programs. Payments described in this paragraph are not subject to mitigation under the Employment Agreement.

     In addition, if Mr. Bloom's employment is terminated by the Company other than for Cause, Retirement or Disability, or by Mr. Bloom for Good Reason (all as defined in the Employment Agreement), then Mr. Bloom will receive upon termination, in addition to normal salary and bonuses earned through the date of termination: (i) cash equal to the present value of his then current salary (plus bonus) which would have been payable through April 30, 1997; (ii) a lump sum in cash equal to 150% of the value of the difference between the market price of Common Stock (or, if higher, the highest price paid in connection with any change in control of the Company) and the exercise prices of options (other than incentive stock options granted after May 8, 1992) then held by Mr. Bloom, whether or not fully exercisable, and 100% of the difference between the market price and exercise prices of any incentive stock options granted after May 8, 1992, that are or would be exercisable by Mr. Bloom before April 30, 1997; (iii) reimbursement for relocation expenses and legal fees, and indemnity against loss in the sale of Mr. Bloom's principal residence; (iv) a cash payment at Mr. Bloom's retirement age equal to the actuarial value of the retirement pension to which Mr. Bloom would have been entitled (without regard to vesting requirements) had he accrued 3 additional years of service with the Company, plus the amount awarded to Mr. Bloom during the year most recently ended reduced by the single sum actuarial equivalent of any amounts to which he is entitled under the normal retirement plans and programs of the Company; and (v) outplacement services paid for by the Company. Although the Company believes that none of these payments would constitute "parachute payments" under Section 280G of the Code, the payments will be reduced and/or deferred to the extent they constitute "parachute payments."

     Except as described above, the Employment Agreement requires Mr. Bloom to mitigate payments under the agreement in accordance with law. However, Mr. Bloom need not actively seek employment, accept employment outside the West Michigan area, or accept employment which is not substantially equivalent in all material respects to his position with the Company in connection with his obligation to mitigate payments.

     SEVERANCE AGREEMENTS. Pursuant to individual agreements with the Company, Messrs. Duffy, Estes, Gulis and O'Donovan, and certain other executive officers, will receive compensation in the event of termination of their employment following a change in control of the Company, unless: (i) the termination of the officer is due to death or retirement in accordance with Company policy or as otherwise agreed;
(ii) the termination is by the Company for cause or disability; or
(iii) the termination is by resignation of the officer for other than Good Reason. Good Reason is defined in the agreements to include, among other things, the assignment of duties inconsistent with the officer's status as a senior executive officer of the Company or the duties performed by the officer immediately before a change in control, a reduction in the officer's annual base salary or relocation of the officer.

     The compensation payable in the event of such a termination after a change in control includes: (i) cash equal to 2 times the officer's annual salary, including bonus; (ii) cash equal to 150% of the difference between the market price of Common Stock (or, if higher, the highest price paid in connection with any change in control of the Company) and the exercise prices of unexercised stock options granted to the officer (other than incentive stock options granted after the date of the officer's agreement), and 100% of the difference between the market price and exercise prices of incentive stock options granted to the officer after the date of the agreement which are then exercisable; (iii) relocation expenses, legal fees and indemnity against loss in the sale of the officer's principal residence; (iv) up to 2 years' benefits under all employee benefit programs; (v) a cash payment at the officer's retirement age equal to the actuarial value of the retirement pension to which the officer would have been entitled (without regard to vesting requirements) had he or she accrued 3 additional years of service with the Company, plus the amount awarded to the officer during the year most recently ended reduced by the single sum actuarial equivalent of any amounts to which the officer is entitled under the normal retirement plans and programs of the Company; and (vi) outplacement services paid for by the Company. In all of the severance agreements, the officer has no requirement to mitigate the payments by seeking employment, but the compensation to be paid during the fourth and later months after termination will be reduced to the extent of any compensation earned by the officer during the applicable period. The agreements contain a clause limiting payments to those that are deductible by the Company under the Code.

     A change in control is defined in the agreements to include a change in control as set forth in the proxy rules issued under the Exchange Act, the acquisition of 25% or more of the Common Stock of the Company by any person or group of persons acting together, or a change during any two-year period in a majority of the Board of Directors of the Company unless each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     STOCK PLAN PROVISIONS. The Company has granted certain stock options and awarded shares of restricted stock that are subject to accelerated vesting upon a change in control of the Company. The options include options issued under the 1988 Plan, the 1993 Plan, and the 1995 Plan, and the shares of restricted stock include shares awarded under the 1984 Executive Incentive Stock Purchase Plan (the "1984 Plan"), the 1993 Plan and the 1995 Plan.

     Under the stock option agreements entered into between the Company and participants in the 1988 Plan, the 1993 Plan and the 1995 Plan, 25% of each option generally becomes exercisable on the date of grant and the remainder becomes exercisable at the rate of 25% of the option per year following the date of grant. However, the stock option agreements also provide that all options granted under the 1988 Plan become immediately exercisable in the event of a change in control of the Company.

     The 1984 Plan, the 1993 Plan and the 1995 Plan provide for restricted stock awards. Except for shares awarded in connection with payment of bonuses under the long-term (three-year) incentive bonus plan, the restrictions on 25% of the shares received pursuant to an award normally lapse on the third anniversary of the date of the award, with an additional 25% of the restrictions lapsing on the fourth anniversary and the remaining restrictions lapsing on the fifth anniversary. With respect to shares awarded in connection with the long-term (three-year) incentive bonus plan, the restrictions on one-third of the shares received pursuant to an award lapse on each anniversary of the date of the award over a three-year period. The restricted stock agreements entered into with employees under these plans provide that all restrictions on restricted stock will lapse upon certain terminations of employment within a five-year period after a change in control.

     A change in control is defined in the agreements under the 1984 and 1988 Plans to include a change of control as set forth in the proxy rules issued under the Exchange Act, the acquisition of 25% or more of the Common Stock of the Company by any person or group of persons acting together, or a change during any two-year period in a majority of the Board of Directors of the Company unless each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. The definition of change in control under the 1993 Plan differs from the definition of that term in the agreements under the 1984 and 1988 Plans in that a change in control is considered to have occurred upon the acquisition of 20% or more (rather than 25%) of the Company's Common Stock, and the definition includes the sale, lease, exchange or other transfer of substantially all of the Company's assets to, or the merger or consolidation of the Company with, a corporation that is not controlled by the Company. Under the 1995 Plan, a change in control is defined as (i) the failure of the individuals who were directors at the time the 1995 Plan was adopted and those whose election or nomination to the Board of Directors was approved by a two-thirds vote of the directors then still in office who were directors at the time the 1995 Plan was adopted to constitute a majority of the Board of Directors; (ii) the acquisition by certain persons or groups of 20% or more of the Company's Common Stock; (iii) the approval by the stockholders of a reorganization, merger or consolidation (except with certain permitted entities); or (iv) the approval by the stockholders of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company (other than to certain permitted entities).

     OTHER PLANS AND AGREEMENTS. Severance agreements with various executive officers (described above) provide for cash payments in lieu of outstanding options if a change in control of the Company occurs. In addition, the SERP (described above) and the Outside Directors' Plan (described above) provide for certain benefits and payments if a change in control of the Company occurs.

     BENEFIT TRUST AGREEMENT. In May, 1987, the Company established a Benefit Trust (the "Trust") to assure that payments to employees under the employment agreements and severance agreements described above and deferred compensation agreements with certain employees (collectively, the "Agreements") will not be improperly withheld after a change in control of the Company as defined in the agreement establishing the Trust. Under the Trust, upon the occurrence of a Potential Change in Control (as defined in the Trust agreement), the Company will deliver to the trustee, to be held in trust, cash, marketable securities or insurance equal to an amount determined by the Company to have a fair market value, together with any existing amounts in the trust, equal to the value of the benefits due to employees under the Agreements given certain assumptions set forth in the Trust. Additional terms of the Trust provide for the return of the property to the Company upon written request before a change in control or automatically if no change in control has occurred within 6 months after funding upon a Potential Change in Control. The Company has transferred to the Trust insurance policies on the lives of certain key employees.

     INDEMNITY AGREEMENTS. The Company has entered into indemnity agreements with Messrs. Bloom, Duffy, Estes, Gulis and O'Donovan, and with each director and officer of the Company (collectively, "Executives"). The indemnity agreements indemnify each Executive against all expenses incurred in connection with any action or investigation involving the Executive by reason of his or her position with the Company (or with another entity at the Company's request). The Executives will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers the Executives. An Executive involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Executive meeting the standards of conduct set forth in the indemnity agreements. If a potential change in control occurs, the Company will fund a trust to satisfy its anticipated indemnification obligations.


       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") develops and recommends to the Board of Directors the executive compensation policies of the Company. The Committee also administers the Company's compensation plans and recommends for approval by the Board of Directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Chief Executive Officer, the other executive officers of the Company. The Committee consists of 4 directors, none of whom is a current or former employee of the Company or its subsidiaries.

     The Company has engaged an independent compensation consulting firm to assist the Committee in formulating Wolverine's compensation policies and to provide advice to the Committee concerning specific compensation packages and appropriate levels of executive compensation. The firm was also retained to provide specific advice concerning the employment agreement with Mr. Bloom.

     The basic compensation philosophy of the Committee and the Company is to provide competitive salaries as well as incentives to achieve superior financial performance. The Company's executive compensation policies are designed to achieve 4 primary objectives:

     - Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

     - Provide incentives for achievement of specific short-term individual, business unit and corporate goals;

     - Provide incentives for achievement of longer-term financial goals; and

     - Align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

     Executive compensation at Wolverine consists primarily of four components: base salary and benefits; amounts paid (if any) under the annual bonus plan; amounts paid (if any) under the long-term (three-year) incentive bonus plan; and participation in the Company's stock option and equity-based incentive plans. Each component of compensation is designed to accomplish one or more of the four compensation objectives.

     The participation of specific executive officers and other key employees in the annual bonus plan, the long-term (three-year) incentive bonus plan and the stock option and equity-based incentive plans of the Company is recommended by management, and all recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the Committee. Senior executive officers are normally eligible to receive a greater percentage of their compensation in the form of awards under these incentive plans to reflect the Committee's belief that the percentage of an executive's total compensation that is "at risk" should increase as the executive's corporate responsibilities increase.

BASE SALARY

     To attract and retain well-qualified executives, it is the Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries of senior executives are determined by the Committee by comparing each executive's position with similar positions in companies of similar type, size and financial performance. The Committee uses surveys provided by the compensation consulting firm to make this comparison. Although some of the companies included in the peer index used in the graph of cumulative total stockholder return are among the companies included in the surveys, the surveys are not limited to those companies since the Company competes for talent with a wide range of corporations. In general, the Committee has targeted salaries to be at the median of base salaries paid for comparable positions by companies included in the surveys provided by the compensation consulting firm. Other factors considered by the Committee are the executive's performance, the executive's current compensation, the competitive marketplace and the Company's or the applicable business unit's performance (determined by reference to pre-tax levels of profit and levels of sales). Although the Committee does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust significantly above or below the current salary level) and a significant but lesser weight is generally given to the comparative survey data. In general, base salaries for the Company's executive officers during 1996 were equal to or slightly below the median of salaries paid by companies included in the surveys. The 1996 average base salary of senior executives increased 18.1% over the previous year's level as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit (and Company), promotions, increased responsibilities and adjustments obligated by employment agreements.

ANNUAL BONUS PLAN

     To provide incentives and rewards for achievement of short-term individual and business unit goals, the historical annual bonus plan was designed to provide key employees with the opportunity for bonuses based on each employee's performance and the performance of the business unit to which the employee is assigned. In the case of senior executive officers, the bonus is based on the achievement of individual performance goals (30% weighting) and the performance of the Company and/or the applicable operating unit as a whole (70% weighting). Individual performance goals for senior executive officers are tailored to each individual's position and duties, and vary in terms of number, scope and substance among the eligible executives. Individual performance goals for senior executive officers are recommended by management, are reviewed, modified (to the extent appropriate) and approved by the Committee and are then reviewed with each employee. The performance goals for each business unit and the Company as a whole relate to the achievement of predetermined pre-tax levels of profit (70% to 100% weighting for a business unit and 80% weighting for the Company), sales (0% to 20% weighting for a business unit and 20% weighting for the Company) and, with respect to a business unit, other specified goals (0% to 10% weighting). Company and business unit goals are established before the start of each year and are reviewed and approved by the Committee. Awards under the annual bonus plan are based on a percentage of earned salary. Bonuses are conditioned on achieving minimum or "threshold" goals. Bonuses are also capped at a maximum amount (200% of target) and may not exceed specified levels. The two primary measures of corporate performance, pre-tax levels of profit (which is given much more weight than any other factor) and levels of sales, both significantly exceeded the targeted levels for 1996. During fiscal year 1996, executive officers were targeted to receive from 20% to 50% of their annual salaries in bonus compensation. In determining these percentages, the Committee considered each executive's position, competitive incentives, and the executive's aggregate incentive compensation potential under all of the Company's plans. The percentages are generally higher for more senior executives to reflect their greater influence on profits and to put a larger percentage of their total potential cash compensation "at risk." Because the two primary measures of corporate performance under the plan significantly exceeded the targeted levels for 1996, senior executives generally received bonuses at levels that were at or near the upper end of the range established by the Committee. If the Annual Plan discussed in this Proxy Statement is approved by stockholders, bonuses based on corporate performance would be paid under that plan. Bonuses based on individual performance would be paid on a discretionary basis. Total bonuses to be paid under these two component plans would be substantially similar to bonuses paid under the Company's historical annual bonus plan.

LONG-TERM (THREE-YEAR) INCENTIVE BONUS PLAN

     To provide incentives and rewards for longer-term planning and decision making and the achievement of longer-term corporate performance goals, the long-term (three-year) incentive bonus plan provides the opportunity for additional compensation based upon the achievement of aggressive Company financial performance goals over a three-year period. The primary purposes of this plan are to provide a significant incentive to substantially improve the longer-term earnings performance of the Company and to foster cooperation among all business units. The target financial performance goals are ambitious in nature because they are set above budget and generally provide a significant challenge to management. Goals are recommended by management and reviewed, modified (to the extent appropriate) and approved by the Committee prior to the start of each performance period. Performance periods begin every fiscal year and end three full fiscal years later. For the 1996-1998 performance period and prior periods, the Company used earnings per share ("EPS") goals. If the

Long-Term Plan described in this Proxy Statement is approved by the stockholders, future long-term bonuses would be paid under that Plan. Bonuses to be paid under the Long-Term Plan would be substantially similar to those paid under the Company's historical long-term (three-year) incentive bonus plan.

     Awards under the long-term (three-year) incentive bonus plan are based on a percentage of average base salary during the three-year period. If higher or lower actual EPS are achieved during the three-year performance period, the percentage of base salary to be received as bonus compensation by each officer will be correspondingly higher or lower. Bonuses are conditioned upon achieving a minimum or "threshold" EPS. Bonuses are also capped at a maximum amount and may not exceed 200% of the targeted percentage of base salary with respect to each executive. For the 1996-1998 performance period, executive officers are targeted to receive from 20% to 50% of their base salaries in bonus compensation. In determining the percentages, the Committee considered the factors discussed above in connection with the annual bonus plan and each executive's capacity to affect the long-term performance of the Company. Because EPS significantly exceeded the targeted levels for the 1994-1996 performance period, senior executives generally received bonuses at levels that were at or near the upper end of the range established by the Committee.

     Under the Company's long-term (three-year) incentive bonus plan, amounts payable under the plan are paid (i) in cash equal to 50% of the amount payable and (ii) in shares of restricted stock that have a market value, on the date the cash payment is made, equal to 140% of the remaining 50% payable under the plan (i.e. 70% of the calculated bonus amount). Shares of restricted stock are granted under the Company's existing plans that provide for such awards. The restrictions lapse with respect to one-third of the shares on each anniversary of the date of grant over a three-year period. Pursuant to the plan, the Company granted 26,008 shares of restricted stock to key management employees with respect to amounts payable under the plan for the three-year performance period ended December 28, 1996.

STOCK OPTIONS AND EQUITY-BASED INCENTIVE PLANS

     Awards under the Company's stock option and equity-based incentive plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The Committee believes stock ownership by management is beneficial and stock awards have been granted by the Company to executives and other key employees pursuant to various equity-based plans for several decades. The Committee administers all aspects of these plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

     Under the Company's plans that provide for awards of restricted stock, all of which have been previously approved by the stockholders, the Committee may grant to executives and other key employees shares of restricted stock or rights to purchase stock at a minimum price equal to the par value of the stock. These shares are subject to certain restrictions that, except for shares awarded in connection with the long-term (three-year) incentive bonus plan described above, generally lapse over a period of 5 years from the date of grant.

     Under the Company's stock option plans, all of which have been previously approved by the stockholders, the Committee may grant to executives and other key employees options to purchase shares of stock, as well as tax benefit rights. The Company has never granted tax benefit rights under its existing plans and has no present intent of so doing. The Committee reviews, modifies (to the extent appropriate) and approves the recommendations of management as to the key employees to be granted options and the amount, timing, price and other terms of the options. Most of the options granted have been "incentive stock options" within the meaning of the Code, with an exercise price equal to the market price of Common Stock on the date of the grant. The Committee may, however, grant options with an exercise price above or below the market price on the date of grant.

     In determining the number of shares of restricted stock and/or the number of options to be awarded to an executive, the Committee considers a formula recommended by the compensation consulting firm which takes into consideration the levels of responsibility and compensation. The Committee also considers the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares or other compensation awarded to executives at other companies. Generally, both the number of shares granted and their proportion relative to the total number of shares granted increase corresponding to the level of an executive's responsibility. Although the Committee may also consider the number of shares of restricted stock and/or options already held by an executive, this factor is not considered to be particularly important by the Committee in determining the amounts of awards.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above. The Chief Executive Officer, however, has a higher percentage of total cash compensation "at risk" because a larger percentage of potential cash compensation is based upon the annual bonus and long-term (three-year) incentive bonus plans described above.

     Effective April 27, 1993, the Company executed an amended and restated employment agreement (the "Employment Agreement") with Mr. Bloom which provides for his continued service to the Company through April 30, 1997, as President and Chief Executive Officer. The Employment Agreement is also described on page __ of this Proxy Statement under the heading "Employment Agreements, Termination of Employment and Change in Control Arrangements."

     Under the Employment Agreement, Mr. Bloom will receive an annual base salary of at least $330,000 effective April 27, 1993, through April 30, 1997, and if the Employment Agreement is renewed thereafter, through April 30, 2000. Mr. Bloom will be entitled to participate in the pension plan and the annual bonus and long-term (three-year) incentive bonus plans and to receive fringe benefits similar to those provided to senior executives of the Company through the term of the Employment Agreement and any renewal period.

     Mr. Bloom's 1996 base salary was established consistent with the Employment Agreement. In setting Mr. Bloom's base salary and total annual cash compensation, the Committee was advised by the compensation consulting firm and compared Mr. Bloom's cash compensation with that of chief executive officers in companies of similar general type and size. Mr. Bloom's base salary is generally targeted by the Committee to be approximately equal to the median of salaries paid to chief executive officers by companies included in the survey group. Mr. Bloom's base salary for 1996 increased 20.7% above his 1995 level, primarily due to the exceptional performance of the Company during the past year which the Committee believed was significantly due to his leadership.

     Mr. Bloom's annual incentive bonus under the annual bonus plan is based upon corporate performance goals (70% weighting) and individual performance goals (30% weighting). The target annual bonus award for Mr. Bloom was 40% of base salary. Mr. Bloom's annual bonus was subject to achievement of minimum goals and his threshold bonus at this level would have been 20% of base salary. Mr. Bloom's bonus was also capped at 80% of base salary. Corporate performance goals in 1996 were based on the Company's achievement of predetermined pre-tax levels of profit (approximately 80% weighting) and sales (20% weighting). Pre-tax earnings from continuing operations for the 1996 fiscal year increased by 36.5% over the 1995 fiscal year. Sales also increased by 23.4% for the 1996 fiscal year over 1995 levels. As to his individual performance goals, Mr. Bloom was rated extremely high by the Committee. Because of these increases and factors, the annual bonus paid to Mr. Bloom was at the maximum of the possible range.

     As required by the Employment Agreement, because Mr. Bloom did not voluntarily terminate his employment prior to May 8, 1994, the

Company forgave the remainder of the total outstanding principal balance ($105,465) of a loan, plus accrued interest ($2,896) made to Mr. Bloom to permit him to exercise an option to purchase shares of Common Stock. Under the Employment Agreement, the Company was required to provide to Mr. Bloom a three-year, interest-free loan in an amount equal to the federal and state withholding taxes resulting from each forgiveness. The Committee approved a bonus plan for Mr. Bloom in 1995 under which one-third of the principal balance of this loan will be forgiven in 1996, 1997 and 1998 if the Company achieves its targeted performance goals under the annual bonus plan in 1995, 1996 and 1997, respectively, and the Company will pay Mr. Bloom an amount to satisfy Mr. Bloom's tax liability with respect to each such forgiveness if the Company achieves the performance goals necessary to permit payment of the maximum amount under the annual bonus plan in 1995, 1996 and 1997, respectively. The Company is required to forgive one-third of this balance because the target performance goals were achieved in 1996.

     Mr. Bloom's long-term (three-year) incentive bonus award is based upon ambitious financial performance goals for the Company expressed in terms of targeted earnings per share. The target bonus for Mr. Bloom was 50% of average annual base salary for the 1996-1998 plan period. The bonus payout for Mr. Bloom can range from 0% - 200% of the target bonus. The Company paid $366,776 to Mr. Bloom pursuant to the 1994-1996 long-term (three-year) incentive bonus plan since the Company did achieve its financial performance goals for the bonus period. The dollar value of this payment reflects cash paid to Mr. Bloom for 50% of the amount payable under the plan and the market value of shares of restricted stock granted in payment of the remaining amount payable under the plan.

     In 1996, Mr. Bloom was awarded 11,250 shares (post-split) of restricted stock (excluding shares awarded in connection with the 1994-1996 long-term (three-year) incentive bonus plan discussed above) and options to purchase an additional 45,000 shares (post-split) of Common Stock. The amounts of these awards were determined by the Committee considering the formula and factors discussed above.

     During 1996, Mr. Bloom's base salary was slightly below the median of base salaries paid by companies included in the survey group to chief executive officers. Had the Company only achieved targeted performance goals for 1996, Mr. Bloom's salary combined with his targeted bonus would have been slightly below the median of salary and bonus paid by companies included in the survey group. Because the Company had an exceptional year and significantly exceeded targeted performance during 1996, Mr. Bloom's salary and bonus in the aggregate were above the median. Mr. Bloom's total compensation for 1996

(salary, bonus and long-term incentives combined) exceeded the median paid by companies included in the survey group primarily due to the strong performance of the Company.

     All recommendations of the Committee attributable to 1996 compensation were unanimous and were approved and adopted by the Board of Directors without modification.

                                   Respectfully submitted,



                                   Daniel T. Carroll, Chairman
                                   David P. Mehney
                                   Joseph A. Parini
                                   Elizabeth A. Sanders

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, the Company engaged J. Walter Thompson, an international advertising firm, to perform public relations and marketing and advertising services. The Company paid $355,489 to J. Walter Thompson representing fees and expenses. Ms. Joan Parker, a director of the Company, is a Senior Partner with J. Walter Thompson. The Company anticipates continuing its relationship with J. Walter Thompson during the current year.

     In 1989, Wolverine entered into a license agreement with Grimoldi, S.A., an Argentinean corporation of which Mr. Alberto Grimoldi, a director of Wolverine, is a large shareholder, to renew a licensing relationship that had existed for approximately 10 years. The license agreement grants to Grimoldi, S.A. the right to manufacture and the exclusive rights to distribute and sell HUSH PUPPIES[REGISTERED] brand footwear products in Argentina under Wolverine's standard terms and conditions for all international licenses. In 1994, Wolverine and Grimoldi, S.A. executed a similar license agreement that grants similar rights with respect to Brazil. Under these licenses, Grimoldi, S.A. pays to Wolverine royalties and certain sublicense fees based on Grimoldi, S.A.'s sales of HUSH PUPPIES[REGISTERED] brand footwear products in Argentina and Brazil. The royalties and sublicense fees due to Wolverine on Grimoldi, S.A.'s 1996 sales of HUSH PUPPIES[REGISTERED] brand footwear products totaled $_________ and have been invoiced or paid in accordance with Wolverine's customary terms and practices.

     In August 1994, Wolverine and Grimoldi, S.A. entered into a license agreement that grants to Grimoldi, S.A. similar rights with respect to WOLVERINE[REGISTERED] and WOLVERINE WILDERNESS[REGISTERED] brand footwear products in Argentina. Under this footwear license, Grimoldi, S.A. pays to Wolverine royalties based on the factory cost of products purchased from Wolverine or a third party manufacturer, or Grimoldi, S.A.'s sales in the case of footwear products manufactured by Grimoldi, S.A. Under this Agreement, Grimoldi, S.A. paid royalties in 1996 to Wolverine totaling $_________. Also in August 1994, Wolverine entered into a distribution agreement with Grimoldi, S.A. appointing Grimoldi, S.A. to serve as Wolverine's exclusive distributor for CATERPILLAR[REGISTERED] brand footwear products in Argentina. Under the distribution agreement, Grimoldi, S.A. pays to Wolverine a service fee based on the cost of each pair of CATERPILLAR[REGISTERED] brand footwear products purchased by Grimoldi, S.A. Under this agreement, Grimoldi, S.A. paid service fees in 1996 to Wolverine totaling $_______. These agreements were made under standard terms and conditions applicable to all international licensees and distributors, respectively, and all payments due under these agreements were invoiced or paid in accordance with Wolverine's customary terms and practices.

     In the ordinary course of their business, Wolverine and its subsidiaries sell footwear for resale, samples, components of footwear products (such as leather and shoe soles), advertising materials and miscellaneous items to licensees, distributors and customers. In 1996, purchases of such items by Grimoldi, S.A. totaled $_______ (including any applicable sublicense fees for products containing licensed proprietary technology). All of these purchases were made pursuant to Wolverine's customary trade terms and were invoiced or paid in accordance with Wolverine's customary payment terms and schedules applicable to all licensees, distributors and customers.

     All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine and Grimoldi, S.A. Wolverine expects similar transactions to occur between Grimoldi, S.A. and Wolverine and its subsidiaries during 1997.


       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Wolverine's directors and officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1996 fiscal year, Wolverine believes that its directors and officers complied with all applicable filing requirements during the Company's last fiscal year.


                        SELECTION OF AUDITORS

     Subject to the approval of stockholders, the Board of Directors has reappointed the firm of Ernst & Young LLP as independent auditors of the Company for the current fiscal year.

     Ernst & Young LLP, certified public accountants, has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 28, 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
        RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP


                        STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 annual meeting of stockholders must be received by the Company not later than November 14, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals of stockholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, 9341 Courtland Drive, N.E., Rockford, Michigan 49351.


                       SOLICITATION OF PROXIES

     Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. Wolverine has engaged Corporate Investor Communications, Inc. at an estimated cost of $6,000, plus expenses and disbursements, to assist in solicitation of proxies.

                                   By Order of the Board of Directors


                                   Blake W. Krueger, EXECUTIVE VICE
                                   PRESIDENT, GENERAL COUNSEL AND
                                   SECRETARY
March 14, 1997

                            WOLVERINE LOGO

                                APPENDIX A

                        WOLVERINE WORLD WIDE, INC.

                         1997 STOCK INCENTIVE PLAN


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the 1997 STOCK INCENTIVE PLAN (the "Plan") for its corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Restricted Stock, Stock Awards and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide officers and key management employees of the Company, its divisions and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company's stockholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted, administered and amended if necessary to achieve that purpose.


                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

     2.6 "Common Stock" means the Common Stock of the Company, $1 par value.

     2.7 "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

     2.8 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's stockholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.9 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

     2.10 "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.11 "Incentive Award" means the award or grant of a Stock Option, Restricted Stock, Stock Award or Tax Benefit Right to a
          Participant pursuant to the Plan.

     2.12 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

     2.13 "Participant" means a corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries is granted an Incentive Award under the Plan.

     2.14 "Permitted Successor" means a company which, immediately following the consummation of a transaction specified in clauses
          (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

     2.15 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.16 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.17 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

     2.18 "Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 60 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.19 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.20 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.21 "Subsidiary" means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.22 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 8 of the Plan.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company and its Subsidiaries.
Except as limited in this Plan or as may be necessary to assure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitation set forth in Section 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF AWARDS. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards.

     3.4  INDEMNIFICATION OF COMMITTEE MEMBERS.   Neither any member or
former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 of the Plan, a maximum of 1,000,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 25% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan. The purpose of this Section 4.2 is to ensure that the Plan provides performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                               STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares, if any, that are subject to the initial Stock Option and surrendered to the Company in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 STOCK OPTION PRICE. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; provided, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 STOCK OPTIONS GRANTED TO TEN PERCENT STOCKHOLDERS. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of 5 years from the date of grant of the Stock Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.7  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock option granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options that are not incentive stock options may be transferred; PROVIDED, that as a condition to any such transfer the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option which are determined with reference to the Participant, including without limitation those which refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT OR OFFICER STATUS.

          (a) GENERAL. If a Participant ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, Retirement or termination for cause, the Participant may exercise his or her Stock Options only for a period of 3 months after such termination of employment or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment or officer status: (i) a transfer of an employee from the Company to any Subsidiary;
     (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer.

          (b) DEATH. If a Participant dies either while an employee or officer of the Company or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for 1 year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment, whichever first occurred, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.

          (c) DISABILITY. If a Participant ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise a Stock Option for a period of 1 year following such termination of employment, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.

          (d) PARTICIPANT RETIREMENT. If a Participant Retires as an employee or officer of the Company or one of its Subsidiaries, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the stock option agreement or grant provide otherwise.

          (e) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Option previously granted, unless the Committee and the Board determine otherwise.

                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it deems appropriate. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Common Stock so retained have been satisfied or lapsed.

     6.2 RESTRICTED STOCK AGREEMENTS. Awards of Restricted Stock shall be evidenced by restricted stock agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a restricted stock agreement provides otherwise, Restricted Stock awards shall be subject to the terms and conditions set forth in this Section 6.

     6.3  TERMINATION OF EMPLOYMENT OR OFFICER STATUS.

          (a) GENERAL. In the event of termination of employment or officer status during the Restricted Period for any reason other than death, disability, Retirement or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company; PROVIDED, that in the event of a voluntary or involuntary termination of the employment or officer status of a Participant by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate. For purposes of the Plan, the following shall not be considered a termination of employment or officer status: (i) a transfer of an employee from the Company to any Subsidiary;
     (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (iv) a termination of employment with continued service as an officer.

          (b) DEATH, RETIREMENT OR DISABILITY. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise, in the event a Participant terminates his or her employment with the Company because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the Restricted Period. All remaining shares shall be forfeited and returned to the Company; PROVIDED, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability or Retirement of the Participant.

          (c) TERMINATION FOR CAUSE. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company, unless the Committee and the Board determine otherwise.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.5 LEGENDING OF RESTRICTED STOCK. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. 1997 Stock Incentive Plan (the "Plan"). A copy of the Plan is on file in the office of the Secretary of the Company. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.

     6.6 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

     6.7 RIGHTS AS A STOCKHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; PROVIDED, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.1, 6.3 and 6.4 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.


                                 SECTION 7

                               STOCK AWARDS

     7.1 GRANT. A Participant may be granted one or more Stock Awards under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy or program of the Company or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 RIGHTS AS A STOCKHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; PROVIDED, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.


                                 SECTION 8

                            TAX BENEFIT RIGHTS

     8.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for companies, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

     8.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to a Stock Option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the stockholders as of the date of the Plan and may be granted concurrently with or after the grant of the Stock Option. Such rights with respect to outstanding Stock Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing Stock Options.

     8.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Stock Options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related Stock Option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Stock Option price, unless otherwise provided by the Committee.


                                 SECTION 9

                             CHANGE IN CONTROL

     9.1 ACCELERATION OF VESTING. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

     9.2  CASH PAYMENT FOR STOCK OPTIONS.    If a Change in Control of the
Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options.


                                SECTION 10

                            GENERAL PROVISIONS

     10.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     10.2 WITHHOLDING.  The Company or a Subsidiary shall be entitled to:
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     10.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     10.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     10.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     10.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                SECTION 11

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding

Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.


                                SECTION 12

                  EFFECTIVE DATE AND DURATION OF THE PLAN

          This Plan shall take effect April 16, 1997, subject to approval by the stockholders at the 1997 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after April 15, 2007.

                                APPENDIX B

                        WOLVERINE WORLD WIDE, INC.

                    EXECUTIVE SHORT-TERM INCENTIVE PLAN


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the WOLVERINE WORLD WIDE, INC. EXECUTIVE SHORT-TERM INCENTIVE PLAN (the "Plan"), for its executive officers and senior corporate and divisional officers and other key employees. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company, or an operating division or profit center of the Company, in a particular fiscal year.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to motivate Participants to improve the Company's profitability and growth by the attainment of carefully planned earnings, sales and other contributory goals, promote initiative and cooperation with awards based on corporate and divisional earnings and encourage outstanding individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

     1.3 EFFECTIVE DATE. The Plan is initially effective as of December 29, 1996. Adoption of the Plan by the Board and payment of Incentive Bonuses for Fiscal Year 1997 shall be contingent upon approval by the stockholders of the Company. In the absence of such approval, this Plan shall be void.


                                 SECTION 2

                                DEFINITIONS

          The following terms have the stated definitions unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2 "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

     2.3  "Board" means the Board of Directors of the Company.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

     2.6 "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

     2.7 "Fiscal Year" means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

     2.8 "Incentive Bonus" means an annual bonus awarded and paid to a Participant for services to the Company during a Fiscal Year that is based upon achievement of preestablished performance objectives by the Company, division or profit center.

     2.9 "Participant" means an executive officer or senior corporate or divisional officer or other key employee of the Company or its Subsidiaries who is designated as a Participant for a Fiscal Year.

     2.10 "Performance" means the level of achievement by the Company of the financial performance criteria based on the profits and sales of the Company and/or its operating divisions or profit centers established by the Committee pursuant to Section 5.2.

     2.11 "Subsidiary" means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.12 "Surviving Spouse" means the spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

     2.13 "Target Bonus" means the bonus goal established by the Committee for each Participant under Section 5.1(a).


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

     3.2 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                               PARTICIPATION

     4.1 PARTICIPATION. For each Fiscal Year, the Committee shall select the executive officers and senior corporate and divisional officers and other key employees who shall be the Participants for the Fiscal Year. The Committee may limit the number of executive officers and senior corporate and divisional officers and other key employees who will be Participants for a Fiscal Year. Officers and key employees designated as Participants after the first 90 days of any Fiscal Year shall not be eligible for any Incentive Bonus paid with respect to such Fiscal Year.

     4.2 CONTINUING PARTICIPATION. Selection as a Participant for a Fiscal Year by the Committee is limited to that Fiscal Year. An eligible executive officer or senior corporate or divisional officer or key employee will be a Participant for a Fiscal Year only if designated as a Participant by the Committee for such Fiscal Year.


                                 SECTION 5

                      PERFORMANCE GOALS AND CRITERIA

     5.1 SELECTION OF CRITERIA. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this Section 5. For each Participant for each Fiscal Year, the Committee shall specify:

          (a) TARGET BONUS. A Target Bonus, expressed as a percentage of the Participant's base salary or a specified dollar amount;

          (b) INCENTIVE BONUS. The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of performance by the Company or division based on the criteria established by the Committee pursuant to Section 5.2;

          (c) PERFORMANCE MEASUREMENT. The applicable measurement of Performance under Section 5.2; and

          (d) CONDITIONS ON INCENTIVE BONUS. Any specific conditions under which an Incentive Bonus specified under subsection (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under subsection (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of the Performance, or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

     5.2 MEASUREMENT OF PERFORMANCE. Performance shall be determined by reference to profits and sales of the Company and/or its operating divisions or profit centers. Performance of the Company may be measured by:

          (a) COMPANY PROFITS. Achievement by the Company of specified, absolute levels of Company-wide profit before taxes, bonuses, and 401(k) plan contributions, provided that such levels are greater than zero and substantially uncertain when specified;

          (b) COMPANY SALES. Achievement by the Company of specified, absolute levels of Company-wide sales, provided that such levels are greater than zero and substantially uncertain when specified;

          (c) DIVISION OR PROFIT CENTER PROFITS. Achievement by an operating division or profit center of the Company of specified, absolute levels of profit before taxes, provided that such levels are greater than zero and substantially uncertain when specified;

          (d) DIVISION OR PROFIT CENTER SALES. Achievement by an operating division or profit center of the Company of specified, absolute levels of sales, provided that such levels are greater than zero and substantially uncertain when specified; or

          (e) COMBINATION. Any combination of (a), (b), (c) and (d) above, applied directly or in the alternative.

     5.3 INCENTIVE BONUS CONDITIONED ON PERFORMANCE. Payment of an Incentive Bonus to a Participant for a Fiscal Year under this Plan shall be entirely contingent upon achievement of the Performance levels established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the Fiscal Year.

     5.4 TIME OF DETERMINATION BY COMMITTEE. All determinations to be made by the Committee for a Fiscal Year pursuant to this Section 5 shall be made by the Committee during the first 90 days of such Fiscal Year.

     5.5 OBJECTIVE STANDARDS. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a Fiscal Year. The Committee shall have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus, for any Participant for any Fiscal Year above the amount determined by the applicable objective standards established within the first 90 days of the Fiscal Year.


                                 SECTION 6

              DETERMINATION AND PAYMENT OF INCENTIVE BONUSES

     6.1 COMMITTEE CERTIFICATION. The Incentive Bonus for each eligible Participant for a Fiscal Year shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the Fiscal Year. The Committee shall determine, and shall certify in writing prior to payment of the Incentive Bonus, that the Company Performance for the Fiscal Year satisfied the Performance criteria established by the Committee for the Fiscal Year. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

     6.2 ELIGIBILITY FOR PAYMENT. The Incentive Bonus otherwise payable to a Participant for a Fiscal Year shall be adjusted as follows:

          (a) RETIREMENT, DEATH, OR TOTAL DISABILITY. If a Participant ceases to be a Participant before the end of any Fiscal Year and more than 6 months after the beginning of such Fiscal Year because of death, normal or early retirement under the Company's retirement plan, as then in effect, or total disability under the Company's long-term disability plan, an award shall be paid to the Participant or the Participant's Beneficiary after the end of such Fiscal Year prorated as follows: the award, if any, for such Fiscal Year shall be equal to 100 percent of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire Fiscal Year, multiplied by the ratio of the Participant's full months as a Participant during that Fiscal Year to the twelve months in that Fiscal Year. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this
     Section 6.2(a).

          (b) OTHER TERMINATION. If an employee ceases to be a Participant during any Fiscal Year, or prior to actual receipt of the award for a previous Fiscal Year because of the Participant's termination of employment for any reason other than described in
     Section 6.2(a), the Participant will not be entitled to any award for such Fiscal Year.

     6.3 MAXIMUM INCENTIVE BONUS. The Incentive Bonus for any Participant for a Fiscal Year shall not, in any event, exceed $1,500,000.

     6.4 PAYMENT TO PARTICIPANT OR BENEFICIARY. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.

     6.5 MANNER OF PAYMENT. Each Participant will receive his or her Incentive Bonus in cash.


                                 SECTION 7

                            GENERAL PROVISIONS

     7.1 BENEFITS NOT GUARANTEED. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

     7.2 NO RIGHT TO PARTICIPATE. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for all or any part of a Fiscal Year shall create a right to an Incentive Bonus under the Plan for any other Fiscal Year. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

     7.3 NO EMPLOYMENT RIGHT. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any Subsidiary will continue to employ any individual, and this Plan shall not be construed or applied as an employment contract or obligation. Nothing in this Plan shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

     7.4 NO ASSIGNMENT OR TRANSFER. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

     7.5 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

     7.6 WITHHOLDING AND PAYROLL TAXES. The Company shall deduct from any payment made under this Plan all amounts required by federal, state and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

     7.7 INCOMPETENT PAYEE. If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan, in total discharge of the Plan's obligations to the Participant or Beneficiary.

     7.8 GOVERNING LAW. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     7.9 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                 SECTION 8

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any Fiscal Year prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a Fiscal Year may directly or indirectly increase any Incentive Bonus for that Fiscal Year. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a Fiscal Year, no Incentive Bonuses shall be payable for the Fiscal Year in which the Plan is terminated, or, if later, in which the termination is effective.

                                 SECTION 9

                           DURATION OF THE PLAN

          Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of stockholders held in 2002, unless reapproved by the stockholders at such meeting or earlier. If reapproval occurs, the Plan will terminate as of the date of the first meeting of stockholders in the fifth year following reapproval or any subsequent reapproval. If the Plan terminates under this provision due to lack of reapproval by the stockholders, any Incentive Bonuses paid for the Fiscal Year in which the Plan terminates shall be determined by the Committee and paid in accordance with the terms of the Plan.

                                APPENDIX C

                        WOLVERINE WORLD WIDE, INC.

           EXECUTIVE LONG-TERM INCENTIVE PLAN (THREE-YEAR PLAN)



                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the WOLVERINE WORLD WIDE, INC. EXECUTIVE LONG-TERM INCENTIVE PLAN (THREE-YEAR
PLAN) for its executive officers and key management employees. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over a three-year period.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to encourage longer range strategic planning and not stress over-dependence on short-term performance which could hinder long-term increases in stockholder value and/or achievement of a strategic position and/or advantage in the marketplace, to encourage cooperation among all the units of the Company to foster a closer and more cooperative association and sense of team work, and to encourage executive officers and key management individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code, and shall be interpreted and administered to achieve that purpose.

     1.3 EFFECTIVE DATE. The Plan is initially effective as of December 29, 1996. Adoption of the Plan by the Board and payment of Incentive Bonuses pursuant to this Plan shall be contingent upon approval of the Plan by the stockholders of the Company. In the absence of such approval, this Plan shall be void.


                                 SECTION 2

                                DEFINITIONS

          The following terms have the stated definitions unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2 "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

     2.3  "Board" means the Board of Directors of the Company.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

     2.6 "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

     2.7 "Fiscal Year" means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

     2.8 "Incentive Bonus" means an annual bonus awarded and paid to a Participant for services to the Company during a three-year period that is based upon achievement of preestablished financial objectives by the Company.

     2.9 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of common stock of the Company on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of common stock of the Company) on the date of grant, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of common stock of the Company were traded.

     2.10 "Participant" means an executive officer or key management employee of the Company or its Subsidiaries who is designated as a Participant for a three-year period.

     2.11 "Performance" means the level of achievement by the Company of the financial performance criteria based on the earnings per share of the Company established by the Committee pursuant to
          Section 5.3.

     2.12 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.13 "Surviving Spouse" means the spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

     2.14 "Target Bonus" means the bonus goal established by the Committee for each Participant under Section 5.2(a).


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company. Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business, and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

     3.2 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                               PARTICIPATION

     4.1 PARTICIPATION. For each three-year period, the Committee shall select the executive officers and key management employees who shall be the Participants for the three-year period. The Committee may limit the number of executive officers and key management employees who will be Participants for a three-year period.

     4.2 CONTINUING PARTICIPATION. Selection as a Participant for a three-year period by the Committee is limited to that three-year period. An eligible executive officer or key management employee will be a Participant for a three-year period only if designated as a Participant by the Committee for such three-year period.


                                 SECTION 5

                      PERFORMANCE GOALS AND CRITERIA

     5.1 CONCEPT. The primary concept of the Plan is to establish financial performance goals for each three-year time period for the Company. The performance periods are overlapping, beginning every Fiscal Year and ending three full Fiscal Years later. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over the three-year period.

     5.2 SELECTION OF CRITERIA. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this Section 5. For each Participant for each three-year period, the Committee shall specify:

          (a) TARGET BONUS. A Target Bonus, expressed as a specified dollar amount or as a percentage of the Participant's base salary;

          (b) INCENTIVE BONUS. The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of Performance by the Company based on the criteria established by the Committee pursuant to
     Section 5.3;

          (c) PERFORMANCE MEASUREMENT. The applicable measurement of Performance under Section 5.3; and

          (d) CONDITIONS ON INCENTIVE BONUS. Any specific conditions under which an Incentive Bonus specified under (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of Performance, or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

     5.3. MEASUREMENT OF PERFORMANCE. Performance shall be determined by reference to the earnings per share of the Company. For purposes of the Plan, the definition of "earnings per share" means the Company's net after-tax earnings per share of Common Stock after all expenses and taxes, except for payment of Incentive Bonuses pursuant to this Plan.

     5.4 INCENTIVE BONUS CONDITIONED ON PERFORMANCE. Payment of an Incentive Bonus to a Participant for a three-year period under this Plan shall be entirely contingent upon the Performance criteria established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the three-year period.

     5.5 TIME OF DETERMINATION BY COMMITTEE. All determinations to be made by the Committee for a three-year period pursuant to this Section 5 shall be made by the Committee during the first 90 days of such three-year period.

     5.6 OBJECTIVE STANDARDS. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a three-year period. The Committee shall have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus, for any Participant for any three-year period above the amount determined by the applicable objective standards established within the first 90 days of the three-year period.

                                 SECTION 6

              DETERMINATION AND PAYMENT OF INCENTIVE BONUSES

     6.1 COMMITTEE CERTIFICATION. The Incentive Bonus for each eligible Participant for a three-year period shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the three-year period. The Committee shall determine, and shall certify in writing prior to payment of any Incentive Bonus, that the Company Performance for the three-year period satisfied the Performance criteria established by the Committee for the three-year period. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

     6.2 PARTIAL YEAR PERFORMANCE ADJUSTMENTS. The Incentive Bonus otherwise payable to a Participant for a three-year period shall be adjusted as follows:

          (a) RETIREMENT, DEATH, OR TOTAL DISABILITY. If a Participant ceases to be a Participant before the end of any three-year period and more than 12 months after the beginning of such three-year period because of death, normal or early retirement under the Company's retirement plan, as then in effect, or total disability under the Company's long-term disability plan, an award shall be paid to the Participant or the Participant's Beneficiary after the end of such three-year period prorated as follows: the award, if any, for such three-year period shall be equal to 100 percent of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant's full months as a Participant during that performance period to the total number of months in that performance period. The award, if any, shall only be made in the form of a cash payout and no shares of restricted stock shall be awarded. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

          (b) OTHER TERMINATION. If an employee ceases to be a Participant during any three-year period(s), or prior to actual receipt of the award for a previous period because of the Participant's termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such three-year period. If a Participant continues in Wolverine's employment but no longer is approved by the Committee to participate in future three-year periods, the Participant shall be eligible for a prorated award determined in the same manner set forth in Section 6.2(a). Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

     6.3 MAXIMUM INCENTIVE BONUS. The Incentive Bonus for any Participant for a three-year period shall not, in any event, exceed $1,000,000, exclusive of the 20% increase in the amount of the Incentive Bonus payable in restricted stock which reflects what the Company believes to be the diminution of value of the award created by the restrictions.

     6.4 PAYMENT TO PARTICIPANT OR BENEFICIARY. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.


                                 SECTION 7

                             MANNER OF PAYMENT

     7.1 GENERAL. Each Participant will receive part of his or her Incentive Bonus in cash and part in restricted stock according to the terms below.

     7.2 CASH PAYOUT. Each Participant will receive a cash payment equal to 50% of his or her Incentive Bonus. The Company will make the cash payment as soon as feasible following final determination and certification by the Committee of the amount payable.

     7.3 RESTRICTED STOCK. Each Participant will also receive a grant of restricted stock on the same date the cash payment is made pursuant to
Section 7.2. The number of shares of restricted stock a Participant shall receive will equal 70% of the Incentive Bonus divided by the Market Value of the Company's common stock on the date of grant, rounded to the nearest whole share. The restrictions imposed on the restricted stock shall lapse in 3 equal annual installments commencing 1 year following the grant date. Each award of restricted stock shall be evidenced by a restricted stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of the Plan.


                                 SECTION 8

                            GENERAL PROVISIONS

     8.1 BENEFITS NOT GUARANTEED. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

     8.2 NO RIGHT TO PARTICIPATE. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for all or any part of a three-year period shall create a right to an Incentive Bonus under the Plan for any other three-year period. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

     8.3 NO EMPLOYMENT RIGHT. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any subsidiary will continue to employ any individual, and this Plan shall not be construed or applied as an employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or any subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

     8.4 NO ASSIGNMENT OR TRANSFER. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

     8.5 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

     8.6 WITHHOLDING AND PAYROLL TAXES. The Company shall deduct from any payment made under this Plan all amounts required by federal, state and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

     8.7 INCOMPETENT PAYEE. If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan, in total discharge of the Plan's obligations to the Participant or Beneficiary.

     8.8 GOVERNING LAW. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     8.9 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                 SECTION 9

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any three-year period ending prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a three-year period may directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which will increase any Incentive Bonus, for that three-year period. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a three-year period, no Incentive Bonuses shall be payable for the three-year period in which the Plan is terminated, or, if later, in which the termination is effective.


                                SECTION 10

                           DURATION OF THE PLAN

          Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of the shareholders in 2002 unless reapproved by the shareholders at that meeting or any earlier meeting. If reapproval occurs, the Plan will terminate as of the date of the first meeting of the shareholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Plan terminates under this provision due to lack of reapproval by the shareholders, Incentive Bonuses shall not be paid for the three-year period in which the Plan terminates.

                                  [FRONT]
PROXY                                                                 PROXY

                        WOLVERINE WORLD WIDE, INC.
                        9341 COURTLAND DRIVE, N.E.
                         ROCKFORD, MICHIGAN 49351

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Geoffrey B. Bloom, Daniel
T. Carroll and Phillip D. Matthews, and each of them, each with full power of substitution, proxies to represent the stockholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders to be held at the Holiday Inn Crowne Plaza, 5700 28th Street, S.E., Grand Rapids, Michigan, on Wednesday, April 16, 1997, at 10 a.m. local time, and any adjournment of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF EACH PROPOSAL IDENTIFIED ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  [BACK]

                        WOLVERINE WORLD WIDE, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1.  ELECTION OF DIRECTORS-                                           For All
    Nominees: Alberto L. Grimoldi, Joseph A.          For  Withhold  Except
    Parini, Joan Parker, Elizabeth A. Sanders         [ ]    [ ]      [ ]

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
    FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT
    NOMINEE'S NAME IN THE LIST ABOVE.)

    Your Board of Directors Recommends that You
    Vote FOR ALL NOMINEES

2.  Proposal to approve the Amendment to the          For  Against  Abstain
    Certificate of Incorporation to Increase the      [ ]    [ ]      [ ]
    Number of Authorized Shares of Common Stock

    Your Board of Directors Recommends that
        You Vote FOR this Proposal


3.  Proposal to approve the 1997 Stock Incentive      For  Against  Abstain
    Plan                                              [ ]    [ ]      [ ]

    Your Board of Directors Recommends that
        You Vote FOR this Proposal


4.  Proposal to approve the Executive Short-Term      For  Against  Abstain
    Incentive Plan (Annual Bonus Plan)                [ ]    [ ]      [ ]

    Your Board of Directors Recommends that
        You Vote FOR this Proposal


5.  Proposal to approve the Executive Long-Term       For  Against  Abstain
    Incentive Plan (Three-Year Bonus Plan)            [ ]    [ ]      [ ]

    Your Board of Directors Recommends that
        You Vote FOR this Proposal

6.  Proposal to ratify the appointment of Ernst       For  Against  Abstain
    & Young LLP as independent auditors for the       [ ]    [ ]      [ ]
    current fiscal year.

    Your Board of Directors Recommends that
        You Vote FOR this Proposal


                                             Dated:  ________________, 1997
                                             ______________________________
                                             ______________________________

                                             Signature of Stockholder(s)

                                             IMPORTANT -- Please sign
                                             exactly as your name(s)
                                             appears on this Proxy.  When
                                             signing on behalf of a
                                             corporation, partnership,
                                             estate or trust, indicate
                                             title or capacity of person
                                             signing.  IF SHARES ARE HELD
                                             JOINTLY, EACH HOLDER SHOULD
                                             SIGN.